EXHIBIT 2.1 AGREEMENT AND PLAN OF MERGER among RAVEN BUYER, INC., RAVEN HOUSTON MERGER SUB, INC. and SHARPS COMPLIANCE CORP. Dated as of July 12, 2022

i TABLE OF CONTENTS Page ARTICLE I THE OFFER ................................................................................................................2 Section 1.1 The Offer...................................................................................................2 Section 1.2 Offer Documents.......................................................................................3 Section 1.3 Company Actions .....................................................................................4 ARTICLE II THE MERGER...........................................................................................................5 Section 2.1 The Merger ...............................................................................................5 Section 2.2 Closing ......................................................................................................5 Section 2.3 Effective Time ..........................................................................................6 Section 2.4 Effects of the Merger ................................................................................6 Section 2.5 Merger Without Meeting of Stockholders ................................................6 Section 2.6 Certificate of Incorporation; Bylaws ........................................................6 Section 2.7 Directors....................................................................................................6 Section 2.8 Officers .....................................................................................................7 ARTICLE III EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES ..................................7 Section 3.1 Conversion of Capital Stock .....................................................................7 Section 3.2 Treatment of Options and Other Equity-Based Awards ...........................8 Section 3.3 Exchange and Payment .............................................................................8 Section 3.4 Withholding Rights .................................................................................11 Section 3.5 Dissenting Shares ....................................................................................11 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................12 Section 4.1 Organization, Standing and Power .........................................................12 Section 4.2 Capital Stock ...........................................................................................14 Section 4.3 Subsidiaries .............................................................................................16 Section 4.4 Authority .................................................................................................16 Section 4.5 No Conflict; Consents and Approvals ....................................................17 Section 4.6 SEC Reports; Financial Statements ........................................................18 Section 4.7 No Undisclosed Liabilities .....................................................................20 Section 4.8 Certain Information.................................................................................20 Section 4.9 Absence of Certain Changes or Events ...................................................21 Section 4.10 Litigation .................................................................................................21 Section 4.11 Compliance with Laws ...........................................................................21 Section 4.12 Benefit Plans ...........................................................................................22 Section 4.13 Labor Matters ..........................................................................................25 Section 4.14 Environmental Matters ...........................................................................27 Section 4.15 Taxes .......................................................................................................29

TABLE OF CONTENTS (Continued) Page ii Section 4.16 Contracts .................................................................................................31 Section 4.17 Insurance .................................................................................................33 Section 4.18 Properties ................................................................................................33 Section 4.19 Intellectual Property ................................................................................34 Section 4.20 State Takeover Statutes ...........................................................................36 Section 4.21 Section 251(h) .........................................................................................36 Section 4.22 No Rights Plan ........................................................................................36 Section 4.23 Related Party Transactions .....................................................................36 Section 4.24 Certain Payments ....................................................................................37 Section 4.25 Suppliers .................................................................................................37 Section 4.26 Customers ...............................................................................................37 Section 4.27 Government Contracts ............................................................................37 Section 4.28 FDA and Health Care Regulation ...........................................................39 Section 4.29 Occupational Safety and Health Matters; Transportation Safety ......................................................................................................40 Section 4.30 Brokers and Legal Advisors ...................................................................41 Section 4.31 Opinion of Financial Advisor .................................................................41 Section 4.32 No Other Representations or Warranties ................................................42 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ................................................................................................42 Section 5.1 Organization, Standing and Power .........................................................42 Section 5.2 Authority .................................................................................................42 Section 5.3 No Conflict; Consents and Approvals ....................................................43 Section 5.4 Certain Information.................................................................................43 Section 5.5 Brokers ....................................................................................................44 Section 5.6 Merger Sub .............................................................................................44 Section 5.7 Financing ................................................................................................44 Section 5.8 Ownership of Shares ...............................................................................44 Section 5.9 Limited Guaranty ....................................................................................45 Section 5.10 Disclaimer of Reliance ............................................................................45 ARTICLE VI COVENANTS ........................................................................................................45 Section 6.1 Conduct of Business ...............................................................................45 Section 6.2 No Solicitation; Recommendation of the Merger ...................................49 Section 6.3 Access to Information; Confidentiality...................................................54 Section 6.4 Regulatory Approvals; Consents ............................................................55 Section 6.5 Takeover Laws ........................................................................................57 Section 6.6 Stockholder Litigation ............................................................................57 Section 6.7 Notification of Certain Matters ...............................................................57

TABLE OF CONTENTS (Continued) Page iii Section 6.8 Indemnification, Exculpation and Insurance ..........................................58 Section 6.9 Resignation of Directors and Officers ....................................................59 Section 6.10 Public Announcements ...........................................................................59 Section 6.11 Stock Exchange Delisting; Deregistration ..............................................59 Section 6.12 Section 16 Matters ..................................................................................59 Section 6.13 Forum Selection Bylaw ..........................................................................60 Section 6.14 Payoff of Company Debt ........................................................................60 Section 6.15 Financing Cooperation ............................................................................60 ARTICLE VII CONDITIONS PRECEDENT...............................................................................63 Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger ..................63 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER ...........................................63 Section 8.1 Termination .............................................................................................63 Section 8.2 Effect of Termination..............................................................................65 Section 8.3 Fees and Expenses ..................................................................................66 Section 8.4 Amendment or Supplement ....................................................................69 Section 8.5 Extension of Time; Waiver .....................................................................70 ARTICLE IX GENERAL PROVISIONS .....................................................................................70 Section 9.1 Nonsurvival of Representations and Warranties ....................................70 Section 9.2 Notices ....................................................................................................70 Section 9.3 Certain Definitions ..................................................................................71 Section 9.4 Interpretation ...........................................................................................75 Section 9.5 Entire Agreement ....................................................................................75 Section 9.6 No Third Party Beneficiaries ..................................................................76 Section 9.7 Governing Law .......................................................................................76 Section 9.8 Submission to Jurisdiction ......................................................................76 Section 9.9 Assignment; Successors ..........................................................................78 Section 9.10 Specific Performance ..............................................................................78 Section 9.11 Currency..................................................................................................79 Section 9.12 Severability .............................................................................................79 Section 9.13 Waiver of Jury Trial ................................................................................79 Section 9.14 Counterparts ............................................................................................79 Section 9.15 Facsimile or .pdf Signature .....................................................................79 Section 9.16 No Presumption Against Drafting Party .................................................79 Section 9.17 Non-Recourse .........................................................................................79

TABLE OF CONTENTS (Continued) Page iv Exhibit A Offer Conditions Exhibit B Forum Selection Bylaw INDEX OF DEFINED TERMS Definition Location 409A Authorities ........................................................4.12(e) Acceptable Confidentiality Agreement ......................6.2(c) Acceptance Time .......................................................1.1(c) Acquisition Proposal ..................................................6.2(j)(i) Action .........................................................................4.10 Adverse Recommendation Change ............................6.2(d)(i) Affiliate ......................................................................9.3(a) Agreement ..................................................................Preamble AJCA..........................................................................4.12(e) Alternative Acquisition Agreement ...........................6.2(d)(ii) Anti-Corruption Laws ................................................4.24(c) Book-Entry Shares .....................................................3.3(b) Business Day ..............................................................9.3(b) Certificate of Merger ..................................................2.3 Certificates .................................................................3.3(b) Closing .......................................................................2.2 Closing Date...............................................................2.2 Code ...........................................................................3.4 Collection Costs .........................................................8.3(f) Company ....................................................................Preamble Company Board .........................................................Recitals Company Board Recommendation ............................Recitals Company Bylaws .......................................................4.1(b) Company Charter .......................................................4.1(b) Company Debt ...........................................................6.14 Company Disclosure Letter .......................................Article IV Company Intellectual Property ..................................4.19(b) Company IT Systems .................................................9.3(c) Company Plans ..........................................................4.12(a) Company Preferred Stock ..........................................4.2(a) Company Registered IP .............................................4.19(a) Company Related Parties ...........................................9.7

INDEX OF DEFINED TERMS (Continued) Definition Location v Company Restricted Stock Award .............................3.2(b) Company SEC Documents ........................................4.6(a) Company Stock Awards ............................................4.2(b) Company Stock Option ..............................................3.2(a) Company Stock Plans ................................................3.2(a) Company Termination Fee ........................................8.3(b) Confidentiality Agreement.........................................6.3 Contract ......................................................................4.5(a) control ........................................................................9.3(d) Copyrights ..................................................................9.3(m)(iii) COVID-19..................................................................9.3(e) COVID-19 Measures .................................................9.3(f) COVID-19 Relief Benefit ..........................................9.3(g) Current Employee ......................................................6.16(a) Data Room .................................................................9.4 Data Security Requirements ......................................9.3(h) Debt Financing ...........................................................9.3(i) Debt Financing Source Parties ...................................9.3(j) Debt Financing Sources .............................................6.15(a) Delaware Secretary of State .......................................2.3 DGCL .........................................................................Recitals Dissenting Shares .......................................................3.5 DOT ...........................................................................4.29(d) Effective Time ...........................................................2.3 Environment ...............................................................4.14(b) Environmental Law ....................................................4.14(c) Equity Financing ........................................................5.7 Equity Financing Commitment ..................................5.7 ERISA ........................................................................4.12(a) Exchange Act .............................................................1.1(a) Excluded Shares .........................................................3.1(b) Expiration Date ..........................................................1.1(b) Financing Sources ......................................................9.3(k) GAAP .........................................................................4.6(b) Government Bid .........................................................4.27(a) Government Contracts ...............................................4.27(a) Governmental Entity ..................................................4.5(b) Guarantor ...................................................................Recitals Hazardous Material ....................................................4.14(d) Healthcare Authorities ...............................................4.28(a) Healthcare Laws .........................................................4.28(b) HSR Act .....................................................................4.5(b)

INDEX OF DEFINED TERMS (Continued) Definition Location vi Indebtedness ...............................................................9.3(l) Initial Expiration Date ................................................1.1(b) Intellectual Property ...................................................9.3(m) International Trade Laws ...........................................9.3(n) Intervening Event .......................................................6.2(j)(iii) IRS .............................................................................4.12(a) IT Systems .................................................................9.3(o) knowledge ..................................................................9.3(p) Law ............................................................................4.5(a) Liens ...........................................................................4.2(a) Limited Guaranty .......................................................Recitals Losses .........................................................................8.3(e)(i) Marks .........................................................................9.3(m)(i) Material Adverse Effect .............................................4.1(a) Material Contract .......................................................4.16(a) Maximum Parent Liability Amount ...........................8.3(e)(iv) Measurement Date .....................................................4.2(a) Merger ........................................................................Recitals Merger Consideration ................................................3.1(a) Merger Sub.................................................................Preamble NASDAQ ...................................................................1.1(b) Nonqualified Deferred Compensation Plan ...............4.12(e) Non-Recourse Related Parties ...................................9.17(b) Non-U.S. Benefit Plan ...............................................4.12(c)(viii) Occupational Safety and Health Law ........................4.29(b) Occupational Safety and Health Matters ...................4.29(c) OFAC .........................................................................9.3(n) Offer ...........................................................................Recitals Offer Conditions ........................................................1.1(a) Offer Documents ........................................................1.2(a) Offer Price ..................................................................Recitals Offer to Purchase .......................................................1.2(a) Ordinary Course of Business .....................................4.7 Outside Date...............................................................1.1(b) Parent .........................................................................Preamble Parent Expenses .........................................................8.3(c) Parent Material Adverse Effect ..................................5.1 Parent Termination Fee ..............................................8.3(e)(i) Patents ........................................................................9.3(m)(ii) Paying Agent ..............................................................3.3(a) Payment Fund ............................................................3.3(a) Payoff Letter ..............................................................6.14

INDEX OF DEFINED TERMS (Continued) Definition Location vii PCBs ..........................................................................4.14(d) Pension Plan ...............................................................4.12(b) Permits .......................................................................4.11(a) Permitted Liens ..........................................................4.18(a) Person .........................................................................9.3(q) Personal Information ..................................................9.3(r) PPP Loan ....................................................................4.13(g) Regulated Medical Waste Law ..................................4.14(e) Related Party ..............................................................4.23 Release .......................................................................4.14(f) Representatives ..........................................................6.2(a) Sanctioned Country ....................................................9.3(s) Sanctioned Person ......................................................9.3(t) Sarbanes-Oxley Act ...................................................4.6(a) SBA ............................................................................4.27(e) Schedule 14D-9 ..........................................................1.3(b) Schedule TO ...............................................................1.2(a) SEC ............................................................................1.1(b) Securities Act .............................................................4.5(b) Shares .........................................................................Recitals Subsidiary ..................................................................9.3(u) Superior Proposal .......................................................6.2(j)(ii) Support Agreement ....................................................Recitals Surviving Corporation ...............................................2.1 Takeover Laws ...........................................................4.20 Tax Return .................................................................9.3(v) Taxes ..........................................................................9.3(w) Testing........................................................................4.28(d) Top Customers ...........................................................4.26 Top Suppliers .............................................................4.25 Trade Secrets ..............................................................9.3(m)(iv) WARN Act.................................................................4.13(c) willful and material breach ........................................8.2(c)

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated as of July 12, 2022, by and among Raven Buyer, Inc., a Delaware corporation (“Parent”), Raven Houston Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Sharps Compliance Corp., a Delaware corporation (the “Company”). RECITALS WHEREAS, it is proposed that Merger Sub shall commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price per Share of $8.75 net to the seller in cash (such amount or any greater amount per Share as may be paid pursuant to the Offer, the “Offer Price”), on the terms and subject to the conditions set forth herein; WHEREAS, immediately following the consummation of the Offer, Merger Sub shall be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein (the “Merger”); WHEREAS, the parties intend that the Merger shall be effected in accordance with Section 251(h) of the General Corporation Law of the State of the Delaware (the “DGCL”); WHEREAS, the Boards of Directors of Parent and Merger Sub have each unanimously (i) determined that it is in the best interests of each of the Parent and Merger Sub, respectively, and their respective stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery, and performance by Parent and Merger Sub, respectively, of this Agreement and the consummation of the transactions contemplated hereby, including the Offer and the Merger, and (iii) resolved and agreed to recommend that the Parent, in its capacity as the sole stockholder of Merger Sub, vote in favor of the adoption of this Agreement; WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that the terms of this Agreement, the Offer, the Merger, and the other transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and determined and resolved that the Merger is governed by Section 251(h) of the DGCL, and (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their shares pursuant to the Offer (such recommendation, the “Company Board Recommendation”); WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain directors and executive officers of the Company are entering into an agreement (the “Support Agreement”) pursuant to which each such Person has agreed, among other things, to tender the Shares held by such Person in the Offer; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Aurora

2 Equity Partners VI L.P., a Delaware limited partnership, Aurora Equity Partners VI-A L.P., a Delaware limited partnership, and Aurora Associates VI L.P., a Delaware limited partnership (collectively, the “Guarantor”) have provided a limited guaranty (the “Limited Guaranty”) with respect to certain of Parent’s and Merger Sub’s obligations under this Agreement; and WHEREAS, Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Offer and the Merger and also to prescribe certain conditions to the Offer and the Merger as specified herein. AGREEMENT NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows: ARTICLE I THE OFFER Section 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and the Company shall have complied with its obligations under Section 1.3(c), as promptly as reasonably practicable, and in any event within ten (10) calendar days of the date of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) the Offer. The obligations of Merger Sub, and of Parent to cause Merger Sub, to accept for payment and pay for any Shares tendered pursuant to the Offer shall be subject to (i) the satisfaction of the Minimum Condition (as defined in Exhibit A hereto) and (ii) the satisfaction or waiver by Merger Sub or Parent of each of the other conditions set forth in Exhibit A hereto (together with the Minimum Condition, the “Offer Conditions”). Merger Sub expressly reserves the right, in its sole discretion, to (A) increase the Offer Price, (B) waive, in whole or in part, any Offer Condition (other than the Minimum Condition), or (C) modify any of the other terms or conditions of the Offer, except that, unless otherwise provided by this Agreement, without the written consent of the Company, Merger Sub shall not (1) reduce the Offer Price, (2) change the form of consideration payable in the Offer (other than by adding consideration), (3) reduce the number of Shares subject to the Offer, (4) waive or change the Minimum Condition, (5) add conditions or requirements to the Offer Conditions, (6) extend or change the expiration of the Offer except as required or permitted by Section 1.1(b), or (7) modify any Offer Condition or any term of the Offer set forth in this Agreement in a manner adverse to the holders of Shares. (b) The Offer shall expire at one (1) minute following 11:59 p.m., New York City time, on the date that is twenty (20) Business Days (for this purpose calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) after the commencement of the Offer (such initial expiration date and time, the “Initial Expiration Date”) or, in the event the Initial Expiration Date has been extended pursuant to and in accordance with this Agreement, the date and time to which the Offer has been so extended (the Initial Expiration Date, or such later date and time to which

3 the Initial Expiration Date has been so extended, the “Expiration Date”). Notwithstanding the foregoing and subject to the parties’ respective termination rights under Article VIII: (i) if, as of then scheduled Expiration Date, any Offer Condition is not satisfied and has not been waived by Parent or Merger Sub if permitted hereunder, then Merger Sub shall (and without the consent of the Company), extend the Offer on one or more occasions in consecutive increments, for an additional period of up to ten (10) Business Days per extension to permit such Offer Conditions to be satisfied (subject to the right of Parent and Merger Sub to waive any Offer Condition, other than the Minimum Condition); and (ii) Merger Sub shall extend the Offer from time to time for any period required by any rule, regulation, interpretation, or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or the rules of the NASDAQ Capital Market (“NASDAQ”) applicable to the Offer; provided, however, (A) if at the Initial Expiration Date or the end of any subsequent Expiration Date, all of the Offer Conditions, except for the Minimum Condition, are satisfied or have been waived, Merger Sub shall only be required to extend the Offer and its expiration date beyond the Initial Expiration Date or such subsequent Expiration Date for one additional period not to exceed an aggregate of ten (10) Business Days to permit the Minimum Condition to be satisfied, and (B) that in no event shall Merger Sub be required to extend the Offer beyond a date later than November 12, 2022 (the “Outside Date”). (c) Subject to the satisfaction or waiver of all of the Offer Conditions (other than those conditions that by their terms are to be satisfied at the closing of the Offer), (i) prior to 9:00 a.m., New York City time, on the Business Day (determined using Rule 14d-1(g)(3) under the Exchange Act) immediately following the Expiration Date, Merger Sub shall, and Parent shall cause Merger Sub to, consummate the Offer in accordance with its terms and irrevocably accept for payment (the time of acceptance for payment, the “Acceptance Time”) all shares of Common Stock validly tendered and not properly withdrawn pursuant to the Offer, and (ii) at or as promptly as practicable following the Acceptance Time (but in any event within three (3) Business Days (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) thereafter) Merger Sub shall, and Parent shall cause Merger Sub to, pay for all shares of Common Stock validly tendered and not properly withdrawn pursuant to the Offer; provided, that with respect to Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee, Merger Sub shall be under no obligation to make any payment for such Shares unless and until such Shares are delivered in settlement or satisfaction of such guarantee. The Offer Price payable in respect of each Share validly tendered and not withdrawn pursuant to the Offer shall be paid without interest, net to the holder thereof in cash, subject to reduction for any withholding Taxes payable in respect thereof pursuant to Section 3.4. If the Offer is terminated or withdrawn by Merger Sub in accordance with this Agreement, or this Agreement is terminated pursuant to Article VIII, prior to the acceptance for payment of the shares of Common Stock tendered in the Offer and not withdrawn, Merger Sub shall promptly return, and shall cause any depository or agent acting on behalf of Merger Sub to return, all tendered shares of Common Stock to the registered holders thereof. Parent shall provide or cause to be provided to Merger Sub, on a timely basis, the funds necessary to pay for any shares of Common Stock that Merger Sub becomes obligated to accept for payment and pay for pursuant to the Offer pursuant to the terms of this Agreement. Section 1.2 Offer Documents. As promptly as reasonably practicable on the date of commencement of the Offer, Parent and Merger Sub shall (a) file a Schedule TO (together with all exhibits, amendments, and supplements thereto, the “Schedule TO”) with respect to the Offer,

4 which shall contain or shall incorporate by reference an offer to purchase (the “Offer to Purchase”) and forms of the related letter of transmittal and form of summary advertisement (the Schedule TO, the Offer to Purchase, and such other documents, together with all exhibits, amendments, and supplements thereto, the “Offer Documents”), and (b) cause the Offer Documents to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities Law. The Company shall promptly supply Parent and Merger Sub in writing, for inclusion in the Offer Documents, all information concerning the Company required under the Exchange Act to be included in the Offer Documents. Each of Parent, Merger Sub, and the Company agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Merger Sub further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities Law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC and Parent shall give due consideration to all reasonable additions, deletions, or changes suggested thereto by the Company and its counsel. In addition, Parent agrees to provide the Company and its counsel any comments, whether written or oral, that Parent may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and any written or oral responses thereto. The Company and its counsel shall be given a reasonable opportunity to review and comment upon such proposed responses and Parent shall give due consideration to all reasonable additions, deletions, or changes suggested thereto by the Company and its counsel. Section 1.3 Company Actions. (a) The Company hereby consents to the Offer and to the inclusion in the Offer Documents of the Company Board Recommendation. (b) As promptly as reasonably practicable on the date of filing by Parent and Merger Sub of the Offer Documents, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (such Schedule 14D-9, together with all exhibits, amendments, and supplements thereto, the “Schedule 14D-9”), which shall reflect that the Merger is governed by Section 251(h) of the DGCL and shall contain the Company Board Recommendation. The Schedule 14D-9 shall include as an exhibit an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall cause the Schedule 14D-9 to be disseminated to the holders of Shares, as and to the extent required by applicable federal securities Law. Parent and Merger Sub shall promptly supply the Company in writing, for inclusion in the Schedule 14D-9, all information concerning Parent and Merger Sub required under the Exchange Act to be included in the Schedule 14D-9. Each of the Company, Parent, and Merger Sub agrees to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities Law. Parent, Merger Sub, and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC and the Company shall give due consideration to all reasonable

5 additions, deletions, or changes suggested thereto by Parent, Merger Sub, and their counsel. In addition, the Company agrees to provide Parent, Merger Sub, and their counsel any comments, whether written or oral, that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written or oral responses thereto. Parent, Merger Sub, and their counsel shall be given a reasonable opportunity to review and comment upon such proposed responses and the Company shall give due consideration to all reasonable additions, deletions, or changes suggested thereto by Parent, Merger Sub, and their counsel. (c) In connection with the Offer, the Company shall cause its transfer agent promptly (but in any event within five (5) Business Days following the date hereof) to furnish Parent and Merger Sub with mailing labels, security position listings, any non-objecting beneficial owner lists, and any available listings or computer files containing the names and addresses of the record holders of Shares as of the most recent practicable date and shall furnish Parent and Merger Sub with such additional available information (including, but not limited to, periodic updates of such information) and such other assistance as Parent, Merger Sub, or their agents or representatives may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger, and the other transactions contemplated hereby, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings, lists, or files in accordance with the Confidentiality Agreement and shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall promptly deliver (and shall use their respective commercially reasonable efforts to cause their agents and Representatives to deliver) to the Company (or destroy) all copies and any extract or summaries of such information then in their possession or control. ARTICLE II THE MERGER Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL (including Section 251(h) of the DGCL), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent. The Merger shall be effected under Section 251(h) of the DGCL as soon as practicable following the consummation of the Offer. Section 2.2 Closing. Subject to the satisfaction or waiver (to the extent permitted hereunder and by applicable Law) of all of the conditions to closing contained in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being satisfied or waived to the extent permitted hereunder and by applicable Law), the closing of the Merger (the “Closing”) shall take place at 8:00 a.m., New York time, as soon as practicable following the consummation (as defined in Section 251(h) of the DGCL) of the Offer, but in any event no later than the date of, and immediately following, the Acceptance Time, at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, CA 90067, unless another date, time, or place is agreed to in writing by Parent and the Company;

6 provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date” . Section 2.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger or, if applicable, a certificate of ownership and merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”). Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation. Section 2.5 Merger Without Meeting of Stockholders. The Merger shall be governed by Section 251(h) of the DGCL. The parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable following the consummation of the Offer without a meeting of stockholders of the Company, in accordance with Section 251(h) of the DGCL. Section 2.6 Certificate of Incorporation; Bylaws. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of Shares, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety to contain the provisions set forth in the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be amended to be references to the Surviving Corporation, until, subject to Section 6.8, thereafter amended in accordance with its terms and as provided by applicable Law. (b) The parties shall take all necessary action such that at the Effective Time, the bylaws of the Company shall be amended in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be amended to be references to the Surviving Corporation, and, as so amended, shall be the bylaws of the Surviving Corporation until, subject to Section 6.8, thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation, and as provided by applicable Law. Section 2.7 Directors. The parties shall take all actions necessary such that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving

7 Corporation from and after the Effective Time until the earlier of their death, resignation, or removal or until their respective successors are duly elected and qualified. Section 2.8 Officers. The parties shall take all actions necessary such that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, each to hold the same office with the Surviving Corporation as such officer held with Merger Sub immediately prior to the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until the earlier of their resignation, death, or removal or until their respective successors are duly elected and qualified. ARTICLE III EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, or the holders of any shares of capital stock of the Company, Parent, or Merger Sub: (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) any Excluded Shares and (ii) any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive the Offer Price in cash, without interest (the “Merger Consideration”). As of the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration, if any, to be paid in accordance with Section 3.3, without interest. (b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (collectively, “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. (c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation. (d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger, or other similar transaction, the Merger Consideration shall be equitably adjusted so as to provide Parent and the holder of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 3.1(d) shall be

8 construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. Section 3.2 Treatment of Options and Other Equity-Based Awards. (a) At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under any employee or director stock option, stock purchase, or equity compensation plan, arrangement, or agreement of the Company (the “Company Stock Plans”), whether vested or unvested or exercisable, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option; provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof. (b) At the Effective Time, each restricted stock award (each, a “Company Restricted Stock Award”) granted under any Company Stock Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, shall thereupon be converted automatically into and shall thereafter represent the right to receive the Merger Consideration with respect to each Share subject to the cancelled Company Restricted Stock Award. (c) Prior to the Effective Time, the Company shall deliver all required notices (which notices shall have been prior approved in writing by Parent, in its reasonable discretion) to each holder of Company Stock Options and Company Restricted Stock Awards setting forth each holder’s rights pursuant to the respective Company Stock Plan, stating that such Company Stock Options and Company Restricted Stock Awards shall be treated in the manner set forth in this Section 3.2. (d) The Company shall take all actions reasonably necessary to ensure that, as of the Effective Time, (i) the Company Stock Plans shall terminate and (ii) no holder of a Company Stock Option or Company Restricted Stock Award or any participant in any Company Stock Plan or any other employee incentive or benefit plan, program, or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation, or any of their Subsidiaries, except the right to receive the payments contemplated by Section 3.2(a) and Section 3.2(b) in cancellation and settlement thereof. Section 3.3 Exchange and Payment. (a) At or before the Effective Time, Parent shall deposit (or cause to be deposited) with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), in trust for the benefit of holders of Shares immediately prior to the Effective Time (other than holders to the extent they hold Excluded Shares or Dissenting

9 Shares), cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 3.1(a) (such cash, the “Payment Fund”). Except as otherwise provided in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article III. Parent shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. If, for any reason, the Payment Fund is inadequate to pay the amounts to which holders of Shares are entitled under Section 3.1(a), Parent shall promptly deposit, or cause the Surviving Corporation to promptly deposit, in trust additional cash with the Paying Agent sufficient (when taken together with the amount then remaining in the Payment Fund) to make the payments required under Section 3.1(a). The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares required pursuant to this Section 3.3. (b) As soon as reasonably practicable after the Effective Time (but in any event not later than the third (3rd) Business Day thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange for the Shares formerly represented by such Certificate (other than Excluded Shares and Dissenting Shares) the Merger Consideration for each such Share (subject to deduction for any required withholding Tax and the other terms of this Agreement), and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to issue and send to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”), other than with respect to Excluded Shares and Dissenting Shares, a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 3.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration. (c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share or shall have established to the satisfaction of Parent that such Tax is not applicable.

10 (d) Until surrendered as contemplated by this Section 3.3, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable in respect thereof, pursuant to this Article III, without any interest thereon. (e) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book- Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged for the Merger Consideration as provided in this Article III, subject to applicable Law in the case of Dissenting Shares. (f) The Paying Agent shall invest any cash included in the Payment Fund as reasonably directed by Parent, on a daily basis, provided that Parent shall use commercially reasonable efforts to cause the Paying Agent to agree to invest the Payment Fund in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, or (iv) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1 billion. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any interest or other income resulting from such investments shall be paid to Parent, upon demand. (g) Any portion of the Payment Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any remaining holders of Certificates or Book-Entry Shares (except to the extent representing Excluded Shares or Dissenting Shares) shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat, or other similar Laws), without interest. (h) None of Parent, the Surviving Corporation, the Paying Agent, or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law. If any Certificates or Book-Entry Shares shall not have been exchanged immediately prior to the date on which the related Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. (i) If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent or the Paying

11 Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may reasonably determine is necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement. (j) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.1(a) to pay for Shares for which appraisal rights have been perfected as described in Section 3.5 shall be returned to Parent, upon demand; provided that the parties hereto acknowledge that, notwithstanding anything to the contrary in this Agreement, Parent shall not be required under this Section 3.3 or otherwise to deposit with the Paying Agent any cash to pay Merger Consideration with respect to Shares as to which its holder has purported to deliver a notice or demand of appraisal that has not been withdrawn prior to the Closing Date. Section 3.4 Withholding Rights. Parent, Merger Sub, the Surviving Corporation, and the Paying Agent shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent, Merger Sub, the Surviving Corporation, or the Paying Agent (as applicable) determines in good faith it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations, or any applicable provision of state, local, or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL. Dissenting Shares shall be treated in accordance with Section 262 of the DGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn, or expired, the Merger Consideration in accordance with Section 3.1(a). The Company shall serve prompt notice to Parent of any demands for appraisal of any Shares, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to appraisal, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, settle, or offer to settle, or approve any withdrawal of any such demands.

12 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except (a) as and to the extent disclosed in the Company SEC Documents filed with the SEC since July 1, 2020 and publicly available at least two (2) Business Days prior to the date of this Agreement (other than any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive, cautionary, or forward-looking in nature); provided that nothing in such reports, statements, or other documents shall be deemed to modify or qualify the Company’s representations and warranties in Section 4.1(a), Section 4.2, Section 4.3, Section 4.4, Section 4.9(a)(ii), or Section 4.30, or (b) as set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that (i) the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face, (ii) no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Letter, and (iii) the information set forth in the Company Disclosure Letter is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any agreement or other instrument or obligation), the Company represents and warrants to Parent and Merger Sub as follows: Section 4.1 Organization, Standing and Power. (a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, change, circumstance, occurrence, effect, or state of facts that (A) has or would reasonably be expected to have a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Offer, the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that, in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect, or state of facts arising out of, relating to, or resulting from (1) changes or conditions generally affecting the medical waste services industry, the pharmaceutical waste services industry, or the hazardous waste services industry, or the economy or the financial, securities,

13 credit markets, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general, or changes in interest rates, credit ratings, or the availability of financing, (2) the outbreak or escalation of war or acts of terrorism or sabotage, or any war or acts of terrorism or sabotage existing or underway as of the date hereof, (3) the execution and delivery, announcement, or pendency of the transactions contemplated by this Agreement, including the impact of the foregoing on relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, contractors, suppliers, distributors, customers, Governmental Entities, or other Persons (provided, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in this Agreement expressly addressing the consequences of the negotiation, execution, delivery, announcement, or pendency of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement), (4) any natural disasters or calamities, including hurricanes, floods, tornados, tsunamis, earthquakes, and wild fires, (5) any epidemic, pandemic, outbreak of disease (including, for the avoidance of doubt, COVID-19), or publicly declared (by a Governmental Entity) health emergencies, or any escalation or worsening of such conditions, (6) changes in Law or GAAP or other applicable accounting standards or interpretations of the foregoing first announced or that first become effective after the date of this Agreement, (7) actions taken or omitted by the Company or its Subsidiaries as required by this Agreement, or taken or omitted by the Company or its Subsidiaries with Parent’s prior written consent, (8) the identity of Parent or Merger Sub (provided, that the exceptions in this clause (8) shall not apply to any representation or warranty contained in this Agreement expressly addressing the consequences of the negotiation, execution, announcement or pendency of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement), (9) any stockholder class action litigation, derivative or similar litigation arising out of or in connection with or relating to this Agreement and the transactions contemplated hereby, including allegations of a breach of fiduciary duty or misrepresentations in public disclosure (provided that any facts regarding the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries shall not be excluded by the exception in this clause (9) merely because they are raised or asserted in any such litigation), or (10) any change in the price or trading volume of the Company’s stock, in and of itself, or any failure, in and of itself, to meet any internal or published budgets, plans, projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics (provided, that the facts or occurrences giving rise to or contributing to such change or failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided, that, with respect to clauses (1), (2), (4), (5) and (6), the impact of such event, change, circumstance, occurrence, effect, or state of facts shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it is or would reasonably be expected to be disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated participants in the industries in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate adverse impact may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur). (b) The Company has previously made available to Parent true and complete copies of the Company’s certificate of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and

14 each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws. The Company has made available to Parent true and complete copies of: (i) the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of the Company’s stockholders, the Company Board, and each committee of the Company Board held since July 1, 2020, and (ii) the minutes of all meetings of the stockholders, equity holders, and boards of directors or similar bodies (and each committee thereof) of each of its Subsidiaries held since July 1, 2020. Section 4.2 Capital Stock. (a) The authorized capital stock of the Company consists of 40,000,000 Shares and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on July 11, 2022 (the “Measurement Date”), (i) 19,649,617 Shares (excluding treasury shares) were issued and outstanding, not including (A) 14,115 Company Restricted Stock Awards that vested on July 1, 2022 or (B) 80,085 unvested Company Restricted Stock Awards that are granted but not yet issued or outstanding, but including 71,996 Shares underlying Company Restricted Stock Awards, (ii) 295,615 Shares that were held by the Company in its treasury, (iii) no shares of Company Preferred Stock that were issued and outstanding and no shares of Company Preferred Stock were held by the Company in its treasury, and (iv) 1,210,491 Shares were reserved for issuance pursuant to the Company Stock Plans (of which 633,487 Shares were subject to outstanding Company Stock Options, 14,115 Shares were subject to vested but not yet settled Company Restricted Stock Awards, and 80,085 Shares were subject to unvested Company Restricted Stock Awards not yet issued). All outstanding shares of capital stock of the Company are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or is otherwise bound. No shares of capital stock of the Company are owned by any Subsidiary of the Company. All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, certificate of incorporation or bylaws (or similar organizational documents) of such Subsidiary or any Contract to which such Subsidiary is a party or is otherwise bound. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, licenses, charges, covenants not to sue, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”), except for any Liens imposed by applicable securities Laws. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of the Company or such Subsidiary on any matter. Except as set forth above in this Section 4.2(a) or below in Section 4.2(b), and except for changes since the close of business on the Measurement Date resulting from the exercise of Company Stock Options or grants of Company Stock Awards on or after the date hereof in compliance with Section 6.1, there are no outstanding (A) shares of capital stock or other voting

15 securities or equity interests of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts, or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company or any of its Subsidiaries, voting securities, equity interests, or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any such securities or to issue, grant, deliver, or sell, or cause to be issued, granted, delivered, or sold, any such securities. There are no stockholder agreements, voting trusts, or other agreements to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries. (b) Section 4.2(b) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Company Stock Options, Company Restricted Stock Awards, and other similar rights to purchase or receive Shares or similar rights granted under the Company Stock Plans or otherwise (collectively, “Company Stock Awards”), indicating as applicable, with respect to each Company Stock Award then outstanding, the type of award granted, the number of Shares subject to such Company Stock Award, the name of the plan under which such Company Stock Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule), and expiration thereof, and whether (and to what extent) the vesting of such Company Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way by the consummation of the Offer, the Merger, and the other transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the Merger. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a Share as determined on the date of grant of such Company Stock Option. The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all stock option and restricted stock award agreements evidencing outstanding Company Stock Options and Company Restricted Stock Awards, respectively. All Company Stock Options and unvested Company Restricted Stock Awards can be involuntarily cancelled without the award holder’s consent upon the consummation of the Merger (including any options that have an exercise price equal to or greater than the Merger Consideration, and therefore with respect to which no payment will be made in connection with such cancellation). The Company has a number of Shares reserved for issuance equal to at least the number of Company Stock Awards outstanding and any equity or equity-based awards that may be issued by the Company pursuant to the Company Stock Plans following the date of this Agreement and before the Closing Date pursuant to and in accordance with the terms of this Agreement. All Company Stock Awards were granted in accordance with the Company Stock Plans, all applicable Law, and all applicable securities exchange rules. All Company Stock Awards

16 are evidenced by written award agreements substantially in the forms that have been made available to Parent prior to the date hereof. Each Company Stock Option (i) has a grant date identical to the date on which the Company Board or compensation committee thereof actually awarded such Company Stock Option, (ii) qualifies for the Tax and accounting treatment afforded to such Company Stock Option in the Company’s Tax Returns and the Company SEC Documents made available to Parent, respectively, and (iii) does not trigger any obligation or liability for the holder thereof under Section 409A of the Code. Section 4.3 Subsidiaries. Section 4.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable, or exchangeable for any of the foregoing nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person. Section 4.4 Authority. (a) The Company has all necessary corporate power and authority to execute, deliver, and perform its obligations under this Agreement and to consummate the Offer, the Merger, and the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the Offer, the Merger, and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Offer, the Merger, and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery by Parent and Merger Sub, constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). (b) The Company Board, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement, the Offer, the Merger, and the other transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, upon the terms and subject to the conditions herein, and determining and resolving that the Merger is governed by Section 251(h) of the DGCL, and (iii) resolving to recommend that the Company’s stockholders accept the Offer and tender their shares pursuant to the Offer, which resolutions, as of the date hereof and, subject to Section 6.2, as of the Acceptance Time, have not been subsequently rescinded, modified, or withdrawn in any way as of the date of this Agreement. (c) Assuming the Minimum Condition is satisfied, no vote or consent of the holders of any class or series of the Company’s capital stock or other securities is required to

17 authorize this Agreement or to consummate the Offer, the Merger, and the other transactions contemplated hereby. Section 4.5 No Conflict; Consents and Approvals. (a) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Offer, the Merger and the other transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Company Charter or Company Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any applicable federal, state, local, or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree, or other legally enforceable requirement (“Law”) or any rule or regulation of NASDAQ applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clauses (ii) or (iii) for any conflict, violation, breach, or default, loss, right or other occurrence which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. (b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self- regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Offer, the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings and approvals required under the rules and regulations of NASDAQ, and (v) any consent, approval, order or authorization of, or registration, declaration, filing with or notice which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

18 Section 4.6 SEC Reports; Financial Statements. (a) The Company has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements, and other documents required to be filed with or furnished to the SEC by the Company since July 1, 2020 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in a manner consistent with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, and (iv) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods referred to therein (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since July 1, 2020, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy, or applicable Law. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions. (c) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and

19 procedures as of the end of the period covered by such report or amendment based on such evaluation. (d) The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to the Company’s auditors and audit committee has been provided to Parent. (e) Since July 1, 2020, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant, or representative of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries. (f) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation. The Company has made available to Parent true, correct, and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since July 1, 2020. (g) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material

20 liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents. (h) The Company is listed on Nasdaq Capital Market and in compliance with the rules for companies to be so listed. The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of NASDAQ, in each case, that are applicable to the Company. (i) No Subsidiary of the Company is required to file any form, report, schedule, statement, or other document with the SEC. Section 4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (including as a result of COVID-19 or any COVID-19 Measures), whether accrued, absolute, contingent, or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except for liabilities or obligations (a) to the extent accrued or reserved against or otherwise expressly reflected or expressly provided for in the audited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2021 included in the Annual Report on Form 10-K filed by the Company with the SEC on August 25, 2021 (without giving effect to any amendment thereto filed on or after the date hereof) (including in the notes thereto), (b) incurred in connection with the transactions contemplated by this Agreement, (c) incurred in its Ordinary Course of Business since June 30, 2021 (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement or misappropriation), (d) set forth on Section 4.7 of the Company Disclosure Letter, or (e) that are not material to the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business consistent with the applicable Person’s past custom and practice; provided that, actions taken (or omitted) reasonably and in good faith to respond to COVID-19 shall be deemed Ordinary Course of Business, so long as such actions (or omissions) are consistent with such Person’s actions (or omissions) taken prior to the date of this Agreement in response to COVID-19 as set forth in Section 4.7 of the Company Disclosure Letter or expressly described in the Company SEC Documents). Section 4.8 Certain Information. The Schedule 14D-9 will not, at the time it is first filed with the SEC, amended or supplemented or first published, distributed or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Schedule 14D-9 based on information supplied in writing by or on behalf of Parent or Merger Sub or their respective Affiliates specifically for inclusion or incorporation by reference therein. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in any of the Offer Documents will, at the respective times they are first filed with the SEC, amended or supplemented or first published, distributed or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or

21 necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Section 4.9 Absence of Certain Changes or Events. (a) Since June 30, 2021, (i) except in connection with this Agreement and the consummation of the transactions contemplated hereby, the Company and its Subsidiaries have conducted their businesses in all material respects in their Ordinary Course of Business; (ii) there has not been any event, change, circumstance, occurrence, effect, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting, in any material respect, any of its material properties or assets, whether or not covered by insurance; and (b) since March 31, 2022, (i) neither the Company nor any of its Subsidiaries has experienced any business interruptions arising out of, resulting from or related to COVID-19 or COVID-19 Measures, whether directly or indirectly; and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.1. Section 4.10 Litigation. There is no action, suit, claim, arbitration, investigation, or other proceeding by or before any Governmental Entity (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such, including with respect to any matter arising from or related to COVID-19 or COVID-19 Measures (whether regarding contractual, labor, employment, benefits, or other matters), other than any Action commenced by a Person other than a Governmental Entity that (a) does not involve an amount in controversy in excess of $25,000, individually, and (b) does not seek material injunctive or other non-monetary relief. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, or decree of any Governmental Entity that is or would reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries, taken individually or as a whole, or its business or operations as currently conducted. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay, or challenge the Offer, the Merger, or the other transactions contemplated by this Agreement. There is no Action by the Company or any of its Subsidiaries pending, or which the Company or any of its Subsidiaries has commenced preparations to initiate, against any other Person. Section 4.11 Compliance with Laws. (a) The Company and each of its Subsidiaries are currently, and since July 1, 2019, have been, in compliance with all Laws applicable to their businesses, operations, properties, or assets, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, at any time since July 1, 2019, a written communication from a Governmental Entity alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties, or assets. The Company and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, approvals, authorizations, consents, operating certificates, franchises, orders, and approvals (collectively, “Permits”) of all

22 Governmental Entities necessary for them to own, lease, or operate their properties and assets and to carry on their businesses and operations as now conducted, and there has occurred no material violation of, material default (with or without notice or lapse of time or both) under, or event giving to others any right of revocation, non-renewal, adverse modification, or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non- renewal, adverse modification, or cancellation be reasonably expected to result from the consummation of the transactions contemplated hereby. (b) None of the Company, any of its Subsidiaries, or to the Company’s knowledge any of their respective officers, directors, managers, or employees, or to the knowledge of the Company, any Person associated with or acting for or on behalf of such Persons, is a Sanctioned Person or organized, resident, located in, or acting on behalf of a Sanctioned Country. None of the Company, any of its Subsidiaries, or to the Company’s knowledge any of their respective officers, directors, managers, or employees, or to the knowledge of the Company, any Person associated with or acting for or on behalf of such Persons, is in material violation of, nor has engaged in conduct during the past five (5) years that would constitute a material violation of, International Trade Laws. Within the past five (5) years, neither the Company nor any of its Subsidiaries has made any voluntary disclosures to any Governmental Entity in relation to a possible violation of any International Trade Laws and, to the knowledge of the Company, has not been the subject of any governmental investigation, enforcement action, or written inquiry regarding the compliance of the Company or any of its Subsidiaries with such laws or been assessed any fine, penalty, or written warning under such laws. Section 4.12 Benefit Plans. (a) Section 4.12(a) of the Company Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), “multiemployer plans” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, retention, salary continuation, termination, consulting, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, retirement, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, under which any current or former employee, director or consultant of the Company or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries sponsors or maintains, is making contributions to or has or could reasonably be expected to have any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.” The Company has provided or made available to Parent a current, accurate and complete copy of each Company Plan, or if such Company Plan is not in written form, a written summary of all of the material terms of such Company Plan. With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding

23 instrument, (ii) the most recent determination or opinion letter of the Internal Revenue Service (the “IRS”), (iii) any summary plan description along with all summaries of material modifications thereto, (iv) the Form 5500 and attached schedules for the most recent year for which a Form 5500 is available, (v) the financial statements for the most recent year for which such financial statements are available (in audited form if required by ERISA), and (vi) the most recent actuarial valuation report. (b) Neither the Company, its Subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) has at any time within the last six (6) years sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. (c) With respect to the Company Plans: (i) each Company Plan complies in all material respects with its terms and in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements; (ii) no reportable event, as defined in Section 4043 of ERISA, no non- exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or no accumulated funding deficiency, as defined in Sections 302 of ERISA and 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made; (iii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and, to the Company’s knowledge, nothing has occurred since the date of such letter that would reasonably be expected to result in the loss of the qualified status of such Company Plan; (iv) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, other than routine claims for benefits, nor, to the Company’s knowledge, are there facts or circumstances that exist that could reasonably be expected to give rise to any such Actions; (v) none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any direct or indirect liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any

24 Company Plan or other retirement plan or arrangement, and, to the Company’s knowledge, no fact or event exists that could reasonably be expected to give rise to any such liability; (vi) the Company and its Subsidiaries do not maintain any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601, et seq. of ERISA and Section 4980(b) of the Code; (vii) none of the Company Plans currently provides, or reflects or represents any liability to provide post-termination or retiree medical, health or life insurance benefits to any person for any reason, except as may be required by Section 601, et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar law regarding health care coverage continuation for which the covered individual pays the full cost of coverage, and none of the Company, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree medical, health or life insurance benefits to any person, except to the extent required by statute for which the covered individual pays the full cost of coverage; (viii) with respect to each Company Plan that is not subject exclusively to United States Law (a “Non-U.S. Benefit Plan”): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by applicable Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been timely made in accordance with applicable Law; (ii) from and after the Effective Time, such funds, accruals or reserves under the Non-U.S. Benefit Plans shall be used exclusively to satisfy benefit obligations accrued under such Non-U.S. Benefit Plans or else shall remain or revert to Parent and its Affiliates in accordance with the terms of such Non- U.S. Benefit Plan or applicable Law; and (iii) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (ix) the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of the Company or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant. (d) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Company Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any “parachute payments” within the meaning of Section 280G of the Code. There is no agreement, plan or other arrangement to which any of the Company or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of Taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code. (e) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified

25 Deferred Compensation Plan”) subject to Section 409A of the Code has been operated and maintained since January 1, 2005 in compliance with Section 409A of the Code and the regulations and other administrative guidance promulgated thereunder (the “409A Authorities”). No Company Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities and has not been operated in compliance with the 409A Authorities. No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto. (f) Neither the Company nor any of its Subsidiaries has amended its Company Plans in response to COVID-19. Neither the Company nor any of its Subsidiaries has experienced a partial plan termination as the result of any employee reductions. Section 4.13 Labor Matters. (a) The Company and its Subsidiaries are, and since July 1, 2019 have been, in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, worker health and safety, equal employment opportunity, age and disability discrimination, immigration control, and employee classification, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing is without limitation to the provisions of subsections (g) and (h) of this Section 4.13. Since July 1, 2019, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees. (b) No employee of the Company or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of the Company, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize or seek recognition on behalf of any employees of the Company or any of its Subsidiaries. There are no (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement. (c) Since July 1, 2019, (i) neither the Company nor any Subsidiary has effectuated a “plant closing” (as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a

26 “mass layoff” (as defined in the WARN Act) in connection with the Company or any Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither the Company nor any Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law. Each person employed by the Company or any Subsidiary was or is properly classified as exempt or non-exempt in accordance with applicable overtime laws, and no person treated as an independent contractor or consultant by the Company or any Subsidiary should have been properly classified as an employee under applicable law. (d) Except as set forth on Section 4.13(d) of the Company Disclosure Letter, there are no actions against the Company or any of its Subsidiaries pending, or to the Company’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of the Company, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the Company incurring a material liability. (e) Except as set forth on Section 4.13(e) of the Company Disclosure Letter or with respect to any Company Plan (which subject is addressed in Section 4.12 above), the execution of this Agreement and the consummation of the transactions set forth in or contemplated by this Agreement will not result in any breach or violation of, or cause any payment to be made under, any applicable Laws respecting labor and employment or any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. (f) Since January 1, 2019, (i) the Company has not received any written allegation that any current or former director, executive officer, or manager of the Company or any of its Subsidiaries has engaged in sexual or other unlawful harassment with respect to his or her service or employment with the Company or a Subsidiary, (ii) to the knowledge of the Company, no incidents of any such workplace sexual harassment, discrimination or other misconduct have, occurred, and (iii) neither the Company nor any of its Subsidiaries have entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their directors, executive officers, or managers described in clause (i) hereof. (g) Except as set forth in Section 4.13(g) of the Company Disclosure Letter, since January 1, 2020, as related to COVID-19, neither the Company nor any of its Subsidiaries has (i) taken any material action with respect to any employees of the Company or its Subsidiaries, including implementing workforce reductions, terminations, furloughs or material changes to compensation, benefits or working conditions, or (ii) applied for or received loans or payments under the CARES Act, including any loans under the U.S. Small Business Administration Paycheck Protection Program established under the CARES Act (each such loan received by the Company or any of its Subsidiaries, a “PPP Loan”) or any other COVID-19 Measures, or claimed any Tax credits or deferred any Taxes thereunder. The borrower of each PPP Loan was eligible for such PPP Loan at the time of its application therefor and at the time it received the proceeds of such PPP Loan. The borrower of each PPP Loan complied with all applicable Laws in applying for, using the proceeds of and seeking forgiveness of such PPP Loan. Each PPP Loan has been

27 fully forgiven by the U.S. Small Business Administration. The borrower of each PPP Loan is in compliance with all document retention requirements applicable to such PPP Loan. (h) Neither the Company nor any of its Subsidiaries has received any formal written complaints (i) from employees regarding leaves of absence, paid sick time, or similar matters related to COVID-19, (ii) regarding the Company’s or any of its Subsidiaries’ reporting, or failure to report, to employees, contractors, customers, vendors or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19 or (iii) from any employee, customer, or vendor alleging the Company or any of its Subsidiaries failed in any material respect to provide a safe working environment, appropriate equipment or accommodation in relation to COVID-19. Section 4.14 Environmental Matters. (a) Except as set forth in Section 4.14(a) of the Company Disclosure Letter, (i) to the knowledge of the Company, the Company and each of its Subsidiaries have for the prior three (3) years conducted their respective businesses in compliance with all, and have not for the prior three (3) years been in violation of any, applicable Environmental Laws or Regulated Medical Waste Laws, except where any non-compliance or violation, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; (ii) the Company and its Subsidiaries have obtained, and are in material compliance with, all Permits required under any Environmental Law and any Regulated Medical Waste Laws; (iii) to the knowledge of the Company, there has been no Release of any Hazardous Material by the Company or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any material remedial or investigative obligation, corrective action requirement, or liability of the Company or any of its Subsidiaries under applicable Environmental Laws or Regulated Medical Waste Laws; (iv) neither the Company nor any of its Subsidiaries has received any written claims, notices, demand letters, or requests for information (except for such claims, notices, demand letters, or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign, or provincial Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is in material violation of, or materially liable under, any Environmental Law or Regulated Medical Waste Laws; (v) to the knowledge of the Company, no Hazardous Material has been disposed of, arranged to be disposed of, Released, transported, stored, used, or manufactured in material violation of any applicable Environmental Law or Regulated Medical Waste Laws, or in a manner that has given rise to, or that would reasonably be expected to give rise to, material liability under any Environmental Law or Regulated Medical Waste Law, in each case, on, at, under, or from any current or former properties or facilities owned, leased, operated, or controlled by the Company or any of its Subsidiaries or, to the Company’s knowledge, any of their predecessors or as a result of any operations or activities of the Company or any of its Subsidiaries

28 at any location and, to the knowledge of the Company, Hazardous Materials are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to require notification to any Governmental Entity or investigation and/or remediation pursuant to any Environmental Laws or Regulated Medical Waste Law or would reasonably be expected to give rise to any material loss or liability to the Company or any of its Subsidiaries under any Environmental Law or Regulated Medical Waste Law; (vi) neither the Company, its Subsidiaries, nor any of their respective properties or facilities are subject to, or to the knowledge of the Company are threatened to become subject to, any material liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment, or claim asserted or arising under any Environmental Law or any Regulated Medical Waste Law or any agreement relating to environmental liabilities; (vii) neither the Company nor its Subsidiaries have assumed any material obligation or liability of any other Person relating to or arising under Environmental Law or Regulated Medical Waste Law by Contract or by operation of law; and (viii) to the knowledge of the Company, the Company and its Subsidiaries have made available to Parent complete copies of all audits, reports, studies, assessments, and results of investigations addressing or relating to compliance with Environmental Law or material environmental liabilities or claims that are in the possession or control of the Company or any of its Subsidiaries, with respect to all currently or previously owned, leased, or operated properties of the Company or any of its Subsidiaries. (b) As used herein, “Environment” means any of the following: (i) land, including surface land, sub-surface strata, and any natural or man-made structures; (ii) water, including coastal and inland waters, surface waters, ground waters, drinking water supplies, and waters in drains and sewers, surface and sub-surface strata; (iii) air, including indoor and outdoor air; and (vi) natural resources. (c) As used herein, “Environmental Law” means any applicable Law relating to health and safety (to the extent related to exposure to Hazardous Materials) and the protection of the environment, including, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, and the like addressing similar issues governing the use, ownership, or operation of real property: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (to the extent regulating Hazardous Materials); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the Oil Pollution Act of 1990; and the River and Harbors Appropriation Act, and those relating to lead based paint. (d) As used herein, “Hazardous Material” means any material, substance, or waste defined, listed, regulated, or characterized as “hazardous” or “toxic” or “pollutant” or a

29 “contaminant” (or words of similar intent or meaning) pursuant to Environmental Laws, including, without limitation, any petroleum or petroleum products, or derivative or fraction thereof, any form of natural gas, lead, building construction materials and debris, radioactive materials (including radon gas), asbestos or asbestos-containing materials, urea-formaldehyde foam insulation, per-and polyfluoroalkyl substances, polychlorinated biphenyls (“PCBs”) and PCB-containing equipment, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, reactants, defoliants, explosives, flammables, and corrosives, in each case as regulated, or may form the basis of liability, under Environmental Laws. (e) As used herein, “Regulated Medical Waste Law” means any applicable Law pertaining to the management, transportation, treatment, and disposal of regulated medical wastes. (f) As used herein, “Release” means any release, spill, emission, escape, leak, pumping, injection, emptying, pouring, dumping, deposit, disposal (including the abandonment or discarding of barrels, containers, or other receptacles containing Hazardous Materials), discharge, dispersal, leaching, or migration into the indoor or outdoor Environment. Section 4.15 Taxes. (a) All income and other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries have been timely filed (taking into account any valid extensions of time to file). All income and other material Tax Returns filed by or with respect to the Company and its Subsidiaries are true, complete and correct in all material respects, and were prepared in compliance with all applicable Laws. All income and other material Taxes of or payable by the Company and its Subsidiaries, whether or not shown as due and payable on any Tax Return, have been timely paid. (b) No written claim, or other claim of which the Company has knowledge, has been made by any Governmental Entity in a jurisdiction where the Company or any its Subsidiaries does not file a particular Tax Return or pay a particular Tax that indicates that the Company or any of its Subsidiaries is or may be required to file such Tax Return or pay such Tax. (c) The Company financial statements contained in the Company SEC Documents contain adequate reserves in accordance with GAAP for all liabilities for income and other material Taxes of the Company of its Subsidiaries that have accrued but were not yet due and payable or that are being contested in good faith as of the dates thereof, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes subsequent to the date of the latest Company financial statements contained in the Company SEC Documents except in the Ordinary Course of Business. (d) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any income or other material Tax Return (other than automatic extensions of time to file Tax Returns in the Ordinary Course of Business). There are no Liens on any of the assets of the Company or any of its Subsidiaries for any material amount of Taxes, other than Permitted Liens. (e) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the collection or withholding of material Taxes and have,

30 within the time and manner prescribed by Law, paid over to the proper Governmental Entity all material amounts required to be collected or withheld and paid over under applicable Laws. (f) No federal, state, provincial, local or non-U.S. Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or have been threatened in writing with respect to the Company or any of its Subsidiaries. No deficiency or proposed adjustment with respect to the payment of any income or other material Taxes has been asserted in writing against the Company or any of its Subsidiaries by any Governmental Entity, which has not been fully paid or finally settled. (g) Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations in respect of any income and other material Tax or Tax Return which has not yet expired or agreed to any extension of time with respect to the assessment or collection of any Tax which has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course). (h) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Section 897(c)(1)(a) of the Code. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, indemnity or sharing agreement, other than, in each case, standard commercial agreements with third parties entered into in the Ordinary Course of Business the principal purpose of which is unrelated to Taxes. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504 of the Code) or part of a combined, consolidated, unitary or affiliated group filing a single Tax Return (other than any such group the common parent of which is or was the Company) or (ii) has liability for the Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any Law) or as a successor or transferee. (i) Neither the Company nor any of its Subsidiaries has participated in or been the promoter of a “listed transaction”, as set forth in Treasury Regulations Section 1.6011-4(b)(2) or any comparable provision of state, local or foreign law. (j) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any prepaid amount received or deferred revenue accrued by the Company or any of its Subsidiaries on or prior to the Closing Date, other than in the Ordinary Course of Business, (ii) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into or in existence on or prior to the Closing Date, (v) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, or (vi) any installment sale or open transaction disposition made on or prior to the Closing Date.

31 (k) Within the past three (3) years, neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (l) Neither the Company nor any of its Subsidiaries is required to file an income or other material Tax Return in, or is not subject to taxation by or in, any jurisdiction outside of the United States. (m) Neither the Company nor any of its Subsidiaries has (i) deferred any Taxes under Section 2302 of the CARES Act, IRS Notice 2020-65, or any similar or analogous provision of applicable Law, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, or (iii) sought (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. Section 4.16 Contracts. (a) Section 4.16 of the Company Disclosure Letter lists each Contract of the following types to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound: (i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K; (ii) any Contract that limits in any material respect the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area, or that restricts in any material respect the right of the Company and its Subsidiaries to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status or any type of special discount rights; (iii) any Contract that grants any exclusive rights, rights of refusal, rights of first negotiation, or similar rights to any Person; (iv) other than with respect to a partnership or limited liability company that is wholly owned by the Company or any of its wholly owned Subsidiaries, any Contract with respect to the formation, creation, operation, management, or control of a joint venture, partnership, limited liability, or other similar agreement or arrangement; (v) any Contract relating to Indebtedness; (vi) any Contract involving the acquisition or disposition directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) in excess of $100,000 and for which the Company, any Subsidiary of the Company or any other Person has continuing obligations thereunder (other than acquisitions or dispositions of inventory in the Ordinary Course of Business);

32 (vii) any Contract that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $500,000 over the remaining term of such Contract; (viii) any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than Contracts entered into in the Ordinary Course of Business), guarantee, “earn-out,” or other contingent payment obligations, in each case that could result in payments in excess of $100,000; (ix) any Contract that is a license agreement, covenant not to sue agreement, or co-existence agreement or similar material agreement, to which the Company or any of its Subsidiaries is a party and licenses or receives rights in Intellectual Property owned by a third party or licenses out or grants rights in Intellectual Property owned by the Company or its Subsidiaries or agrees not to assert or enforce Intellectual Property owned by the Company or any Subsidiary, other than non-exclusive license agreements for off-the-shelf software that is generally commercially available; (x) any Contract that provides for any confidentiality, standstill, or similar obligations other than any Contracts entered into in the Ordinary Course of Business; (xi) any Contract that obligates the Company or any of its Subsidiaries to make any capital commitment, loan, or expenditure in an amount in excess of $50,000; (xii) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate or Related Party thereof, other than any Subsidiary of the Company; (xiii) any Contract with any Governmental Entity; (xiv) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, delay, or impair the consummation of the transactions contemplated by this Agreement; or (xv) any Contract with a Top Supplier or Top Customer. Each contract of the type described in clauses (i) through (xv) is referred to herein as a “Material Contract.” (b) (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity); (ii) the Company and each of its Subsidiaries, and, to the knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Material Contract; and (iii) there is no default or breach under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred

33 that constitutes, or, after notice or lapse of time or both, would constitute, a default or breach on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Material Contract, nor has the Company or any of its Subsidiaries received any written notice of any such default, event or condition (other than any defaults or breaches that the Company or a Subsidiary has cured or that would not reasonably be expected to be material to the Company and the Company’s Subsidiaries, taken as a whole); provided, that the foregoing is without limitation to the provisions of subsection (c) of this Section 4.16. The Company has made available to Parent true and complete copies of all Material Contracts, including all amendments thereto. (c) Neither the Company nor any of its Subsidiaries has received any written notices seeking (i) to excuse a third party’s non-performance, or delay a third party’s performance, under existing Material Contracts due to interruptions caused by COVID-19 (through invocation of force majeure or similar provisions, or otherwise), or (ii) to modify any existing Material Contract due to COVID-19. Section 4.17 Insurance. The Company and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets. Section 4.17 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy. No written notice of cancellation or termination has been received with respect to any such policy, nor will any cancellation or termination result from the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has made any claims on existing insurance policies, including business interruption insurance, as a result of COVID-19. Section 4.18 Properties. (a) The Company or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its real properties and tangible assets that are necessary for the Company and/or its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all Liens other than (i) Liens for Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of Business of the Company or such Subsidiary that are either not the responsibility and liability of the Company or such Subsidiary or are being bonded over, paid for and/or removed in full prior to the Closing consistent with past practice, (iii) any such matters of record, such as Liens and other imperfections of title to tangible or real property that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the

34 Company and/or its Subsidiaries as currently conducted, (iv) non-exclusive licenses to Intellectual Property granted in the Ordinary Course of Business of the Company or its Subsidiaries, (v) any Liens imposed by applicable Law that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and/or its Subsidiaries as currently conducted, and (vi) any other Liens that, individually or in the aggregate, do not materially impair the value or the continued use or operation of the assets or properties to which they relate in the business of the Company and/or its Subsidiaries as currently conducted (“Permitted Liens”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the tangible personal property currently used in the operation of the business of the Company and its Subsidiaries is in good working order, repair and condition (reasonable wear and tear excepted). (b) Each of the Company and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. (c) Section 4.18(c) of the Company Disclosure Letter sets forth a true and complete list of (i) all real property owned by the Company or any of its Subsidiaries and (ii) all real property leased for the benefit of the Company or any of its Subsidiaries. This Section 4.18 does not relate to intellectual property, which is the subject of Section 4.19. Section 4.19 Intellectual Property. (a) Section 4.19(a) of the Company Disclosure Letter sets forth a true and complete list of all registered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by the Company or any of its Subsidiaries and that are material to the businesses of the Company or any of its Subsidiaries (collectively, “Company Registered IP”). All Company Registered IP (other than registered Intellectual Property applications) is subsisting, valid, and, to the knowledge of the Company, enforceable. No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. (b) The Company or its Subsidiaries own exclusively, free and clear of any and all Liens (other than Permitted Liens), all Company Registered IP and all other Intellectual Property owned by the Company or any of its Subsidiaries. Either the Company or a Subsidiary of the Company owns, or is licensed pursuant to an enforceable, written agreement, all material Intellectual Property used in their respective businesses (collectively, the “Company Intellectual Property”). The Company Intellectual Property constitutes all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ businesses as they are currently and proposed to be conducted.

35 (c) There are no pending or, to the knowledge of the Company, threatened claims by any Person alleging infringement, misappropriation or dilution by the Company or any of its Subsidiaries of the Intellectual Property rights of any Person. The conduct of the businesses of the Company and its Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property rights of any Person. Neither the Company nor any of its Subsidiaries has made any claim of infringement, misappropriation or other violation by others of its rights to or in connection with the Company Intellectual Property. To the knowledge of the Company, no Person is infringing, misappropriating or diluting any Company Intellectual Property. No Intellectual Property owned by the Company or any of its Subsidiaries that is material to any of the businesses of the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries. (d) Each of the Company and its Subsidiaries has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and maintain the confidentiality of all Trade Secrets of the Company or its Subsidiaries, including safeguarding any such information that is accessible through computer systems or networks, and there has been no unauthorized disclosure of any Trade Secrets of the Company or its Subsidiaries. All current and former employees, consultants and contractors of the Company or any of its Subsidiaries who have contributed to the conception or development of Intellectual Property relating to the businesses of the Company or any of its Subsidiaries have executed and delivered proprietary information, confidentiality and assignment agreements assigning all right, title and interest in such Intellectual Property to the Company and including industry standard confidentiality obligations. (e) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any license or right of any third party to terminate or modify any of the Company’s or any Subsidiaries’ rights or obligations under any agreement under which Intellectual Property is licensed to or by the Company or any of its Subsidiaries and that is material to any of the businesses of the Company or any of its Subsidiaries. (f) The IT Systems owned by the Company or its Subsidiaries constitute all IT Systems necessary for the conduct of the Company’s and its Subsidiaries’ businesses as they are currently and proposed to be conducted. There has not been any material malfunction with respect to any of the Company IT Systems that has not been remedied or replaced in all material respects. (g) The Company and each of its Subsidiaries have implemented technical, physical, and organizational measures in compliance in all material respects with Data Security Requirements. (h) To the knowledge of the Company, since July 1, 2019, there have been no security breaches, including in which Personal Information was or may have been stolen, lost, unavailable, destroyed, altered, or improperly accessed, disclosed, or used without authorization, or unauthorized use, access, copying, modification, disclosure, or intrusions of any of the Company IT Systems or any Personal Information. Since July 1, 2019, to the Company’s

36 knowledge, no circumstance has arisen in which any Data Security Requirement would require the Company to notify any Person or any Governmental Entity, of a security breach. (i) The Company and each of its Subsidiaries, and each of their respective officers, employees, and, to the knowledge of the Company, any processors acting on their behalf are in compliance with, and since December 31, 2019 have been in compliance with, all applicable Data Security Requirements, except where any such non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company is not, and since December 31, 2019 has not been, under audit or investigation by any authority regarding its data processing or Data Security Requirements. Since July 1, 2019, there have not been any written notices, claims, demands, audits, or actions received by the Company or its Subsidiaries from any third party, including any Governmental Entity, relating to any actual or alleged non-compliance with Data Security Requirements or any actual or alleged incidents of material data security breaches, or relating to any unauthorized access or use of any of the Company IT Systems or any processing of Personal Information. Section 4.20 State Takeover Statutes. As of the date hereof and at all times on or prior to the Effective Time, the Company Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery, and performance of this Agreement and the timely consummation of the Offer, the Merger, and the other transactions contemplated hereby and will not restrict, impair, or delay the ability of Parent or Merger Sub, after the Acceptance Time, to vote or otherwise exercise all rights as a stockholder of the Company, assuming that the representations of Parent and Merger Sub set forth in Section 5.8 are true and correct. No other “moratorium,” “fair price,” “business combination,” “control share acquisition,” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”), or any similar anti-takeover provision in the Company Charter or Company Bylaws is, or at the Effective Time will be, applicable to this Agreement, the Offer, the Merger, or any of the other transactions contemplated hereby. Section 4.21 Section 251(h). The Company has not taken, or authorized or permitted any of its Representatives to take, any action that would reasonably be expected to render Section 251(h) of the DGCL inapplicable to the Merger. Section 4.22 No Rights Plan. There is no stockholder rights plan, “poison pill” anti- takeover plan, or other similar device in effect to which the Company is a party or is otherwise bound. Section 4.23 Related Party Transactions. No present or former director, executive officer, stockholder, partner, member, employee or Affiliate of the Company or any of its Subsidiaries, nor any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve (12) months, in each case, that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

37 Section 4.24 Certain Payments. In the last five (5) years, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, nor, to the knowledge of the Company, agents, representatives, or other Persons acting on their behalf (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of any U.S. or non-U.S. Laws relating to the prevention of corruption and bribery, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Anti-Corruption Laws”), (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment of any nature. In the last five (5) years, neither the Company nor any of its Subsidiaries has received from any Governmental Entity or any other Person any written notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity, or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws. Section 4.25 Suppliers. Section 4.25 of the Company Disclosure Letter sets forth a true, correct, and complete list of the top twenty (20) suppliers (the “Top Suppliers”) by the aggregate amounts paid by the Company and its Subsidiaries during each of the 12 months ended June 30, 2022 and 2021. Since June 30, 2021, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (b) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or its Subsidiaries, and (c) no Top Supplier has notified the Company or any of its Subsidiaries in writing (or to the knowledge of the Company, orally) that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries. Section 4.26 Customers. Section 4.26 of the Company Disclosure Letter sets forth a true, correct, and complete list of the top twenty (20) customers of the Company and its Subsidiaries (based on consolidated revenues), for each of the 12-months ended June 30, 2022 and 2021(the “Top Customers”). No Top Customer or any customer which individually accounted for more than ten percent (10%) of the Company’s consolidated revenues during the 12 month period ended June 30, 2022, has cancelled or otherwise terminated in writing (or to the knowledge of the Company, orally), or, to the knowledge of the Company, threatened to cancel, terminate, or otherwise materially and adversely alter the terms of its business with the Company. Neither the Company nor any of its Subsidiaries is involved in any material dispute with any such customer of the Company or has been notified in writing by or has notified any such customer, in writing, of any material breach or violation of any contract or agreement with any such customer. Section 4.27 Government Contracts. Except as not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) With respect to each Contract for the sale of goods or services that is by or between the Company or any Subsidiary, on the one hand, and any (x) Governmental Entity, (y) prime contractor of a Governmental Entity in its capacity as a prime contractor, or (z) higher-tier subcontractor with respect to any Contract of a type described in clauses (x) or (y) above, on the

38 other hand (each, a “Government Contract”), and each offer, quotation, bid, or proposal to sell products or services to any Governmental Entity or any prime contractor, in each case, made prior to the Closing Date which, if accepted, would reasonably be expected to result in a Company Government Contract (each, a “Government Bid” ): (i) each of the Company and its Subsidiaries is, and since July 1, 2019 has been, in compliance with all terms and conditions of each of its Government Contracts and Government Bids; (ii) the Company and each of its Subsidiaries has, since July 1, 2019, fully complied with all requirements of the Truthful Cost or Pricing Data Statute, the Procurement Integrity Act, the False Claims Act, and all other Laws applicable to any of its Government Contracts and Government Bids and there is no pending (A) claim for fraud (as such concept is defined under the Laws of the United States) in connection with any Government Contract or under the False Claims Act, the Truthful Cost or Pricing Data Statute, or the Procurement Integrity Act, or (B) claim under the Truthful Cost or Pricing Data Statute; (iii) all representations and certifications, since July 1, 2019, including claims for payment, made by the Company or any of its Subsidiaries with respect to each Government Contract or Government Bid were complete and accurate as of their effective date and the Company and each Subsidiary has complied with all such representations and certifications and neither any Governmental Entity nor any prime contractor, subcontractor, or other Person or entity has notified the Company or any of its Subsidiaries in writing that the Company or any of its Subsidiaries has, or may have, breached or violated in any respect any Law, certification, representation, clause, provision, or requirement pertaining to such Government Contract or Government Bid; and (iv) no reports have been issued to the Company or any of its Subsidiaries since July 1, 2019 resulting from any audits, reviews, or other investigations conducted by any Governmental Entity of any of the Government Contracts, and to the knowledge of the Company there are no audits, reviews, or investigations by any Governmental Entity which are either ongoing or have been completed but the report of which has not been issued (and is reasonably expected to be issued) and which the Company or any of its Subsidiaries expects will recommend cost disallowances, fines, penalties, or other sanctions. (b) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees, consultants, or agents, is, or, since July 1, 2019, has been debarred or suspended, or proposed for debarment or suspension, or received written notice of actual or proposed debarment or suspension, from participation in the award of any Contract with a Governmental Entity. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, consultants, or agents, is, or, since July 1, 2019, has been under any administrative, civil or criminal investigation, audit, indictment or inquiry by any Governmental Entity. (c) Neither the Company nor any of its Subsidiaries has, since July 1, 2019, made or received written notice of any outstanding claims or requests for equitable adjustment arising under or relating to any Government Contract.

39 (d) With respect to any Government Contract, neither the Company nor any of its Subsidiaries has, since July 1, 2019, received any written notice of termination for default, cure notice, letter of concern, or show cause notice that related to a material nonperformance that was not properly resolved and withdrawn pertaining to such Government Contract. (e) Except as set forth on Section 4.27(e) of the Company Disclosure Letter, none of the Company’s or any Company Subsidiary’s current Government Contracts was awarded, nor any of the Company’s or any Company Subsidiary’s pending Government Bids submitted, based in part on the Company’s or Company Subsidiary’s status as a small business, a small disadvantaged business, a woman-owned business, a veteran-owned small business, a service- disabled veteran-owned small business, a historically under-utilized business zone small business, or a Small Business Administration (“SBA” ) Section 8(a) program participant. Neither the Company nor any of its Subsidiaries is claiming eligibility as a small business, a small disadvantaged business, a woman-owned business, veteran-owned small business, a service- disabled veteran-owned small business, a historically under-utilized business zone small business, or Section 8(a) Program participant with respect to any pending Government Bid. Neither the Company nor any of its Subsidiaries has, since July 1, 2019, been the subject of an SBA certificate of competency, size determination, size protest, size appeal, or a review of eligibility of any status under the administration of the SBA. Section 4.28 FDA and Health Care Regulation. (a) The Company and each of its Subsidiaries has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations, or permits, and supplements or amendments thereto, required by the United States Food and Drug Administration, the United States Department of Health and Human Services, the Federal Trade Commission, the Department of Transportation, and any other federal, state, local, or foreign agencies or bodies engaged in the regulation of drugs, medical devices, diagnostic products, other healthcare products, or medical waste, or any ingredients and components thereof (collectively, “Healthcare Authorities”), except where the failure to do so would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and, since July 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or material non-compliance with, any such license, certificate, authorization, or permit. (b) The Company and each of its Subsidiaries and the products manufactured by or on behalf of the Company and each of its Subsidiaries are, and at all times on or after July 1, 2019 were, in compliance with, all applicable healthcare laws including, but not limited to, the following: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.); the Public Health Service Act (42 U.S.C. § 201 et seq.); the Federal Trade Commission Act (15 U.S.C. § 41 et seq.); the Fair Packaging and Labeling Act (15 U.S.C. § 1451 et seq.); the regulations promulgated pursuant to such laws; and any other federal, state, local, or foreign law, accreditation standards, opinion letter, or other issuance which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing, distribution, or disposal of drugs, medical devices, diagnostic products, other healthcare products, or medical waste, or the ingredients or components

40 thereof (collectively, “Healthcare Laws”); except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. (c) Neither the Company nor any of its Subsidiaries has received any written notice of inspectional observations, warning letter, untitled letter, correspondence, complaint, or any other written communication, including written notification of any pending or threatened claim, suit, proceeding, enforcement, investigation, arbitration, or other action regarding potential or actual material non-compliance with, or material liability under any Healthcare Laws. Neither the Company nor any of its Subsidiaries is subject to: (i) a corporate integrity agreement, deferred prosecution agreement, consent decree, settlement agreement, or similar agreements or orders, mandating or prohibiting future or past activities; or (ii) any material reporting obligations pursuant to a settlement agreement or other remedial measure entered into with any Healthcare Authority. (d) The performance evaluations and other tests conducted with respect to the products manufactured or sold by or on behalf of the Company or any of its Subsidiaries (collectively, “Testing”) were and, if still pending, are being conducted by, or on behalf of, the Company or any of its Subsidiaries in all material respects in accordance with all Healthcare Laws. Neither the Company nor any of its Subsidiaries has received any written notices or other written correspondence from any Healthcare Authority requiring or threatening the termination, suspension, hold, or material modification of any Testing conducted by or on behalf of, or sponsored by, either the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has participated. (e) Since July 1, 2019, there have been no recalls, field notifications, field corrections, removals, market withdrawals or replacements, warnings, safety alerts, or other notice relating to an alleged lack of safety, efficacy, or regulatory compliance of the products manufactured by or on behalf of the Company or any of its Subsidiaries. Section 4.29 Occupational Safety and Health Matters; Transportation Safety. (a) (i) The Company is in compliance with all applicable Occupational Safety and Health Laws, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; (ii) the Company has not, since July 1, 2017, received any written notice of a material violation of Safety and Health Laws or any material liability arising under Safety and Health Laws, the subject of which is unresolved; and (iii) to the Company’s knowledge, there is no investigation, employee complaint, or action pending or threatened against the Company pursuant to Safety and Health Laws. (b) As used herein, “Occupational Safety and Health Law” means any applicable law in effect on the date of this Agreement concerning Occupational Safety and Health Matters, including all applicable Laws promulgated by the federal Occupational Safety and Health Administration and state agencies approved by the Occupational Safety and Health Administration and all other applicable Laws relating to occupational exposure to Hazardous Materials or relating to occupational safety and health hazards.

41 (c) As used herein, “Occupational Safety and Health Matters” means all matters related to health and safety of employees, temporary employees, independent contractors or employees of independent contractors. (d) As applicable, each of the Company and its Subsidiaries maintains Compliance, Safety and Accountability scores below the “alert” threshold in each of the seven categories assessed by the United States Department of Transportation (the “DOT”) in connection therewith and maintains a Satisfactory safety rating issued by the DOT, or is unrated. Neither the Company nor any of its Subsidiaries has received written notice of any intended, pending, or proposed audit of operations by the DOT or any other similarly-situated governmental entity having jurisdiction over the Company or any of its Subsidiaries’ operations. (e) Since July 1, 2019, to the Company’s knowledge, all motor carriers which the Company or any of its Subsidiaries has contracted with for transportation of freight comply in all material respects with the minimum qualifications applicable to all motor carriers which the Company or any of its Subsidiaries currently contracts with for brokered transportation of freight and the procedures employed by the Company or any of its Subsidiaries to confirm each such motor carriers continuing material compliance with such requirements. Section 4.30 Brokers and Legal Advisors. (a) No broker, investment banker, financial advisor, or other Person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by the Company or the Surviving Corporation, is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has furnished to Parent a true and complete copy of any Contract between the Company and Raymond James & Associates, Inc. pursuant to which Raymond James & Associates, Inc. could be entitled to any payment from the Company or any of its Subsidiaries relating to the transactions contemplated hereby. (b) No legal counsel, consultant or advisor, or other Person, other than Norton Rose Fulbright US LLP, the fees and expenses of which will be paid by the Company or the Surviving Corporation, is entitled to any legal counsel, consultant or advisor, or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. Section 4.31 Opinion of Financial Advisor. The Company has received the opinion of Raymond James & Associates, Inc., dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the various qualifications and assumptions set forth therein, the Offer Price and Merger Consideration to be received in the Offer and the Merger is fair, from a financial point of view, to the holders of Shares, a signed true and complete copy of which opinion has been or will promptly be provided to Parent for informational purposes only. No Person, other than Raymond James & Associates, Inc., has been engaged to deliver, prepared for delivery or delivered to the Company an opinion regarding whether the Offer Price and/or Merger Consideration is fair, from a financial point of view, to the holders of Shares.

42 Section 4.32 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Company Disclosure Letter) or any certificate delivered expressly pursuant to this Agreement, neither the Company, its Subsidiaries, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, neither the Company, its Subsidiaries, nor any other Person has made or makes any representation or warranty with respect to any projections, estimates, or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company or any of its Subsidiaries, including any information made available in the Data Room, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted by or on behalf of Parent, Merger Sub, or their respective Representatives, or in any other form in connection with the transactions contemplated by this Agreement. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and the Merger Sub represent and warrant to the Company as follows: Section 5.1 Organization, Standing and Power. Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, and (b) has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except in the case of clause (b) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, change, circumstance, occurrence, effect, or state of facts that materially impairs the ability of Parent and Merger Sub to consummate, or prevents or materially delays Parent’s and Merger Sub’s ability to effect, the Offer, the Merger, or any of the other transactions contemplated by this Agreement. Section 5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Offer, the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Offer, the Merger and the other transactions contemplated hereby, subject, in the case of consummation of the Merger, to the approval of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and the other parties thereto, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

43 Section 5.3 No Conflict; Consents and Approvals. (a) The execution, delivery and performance of this Agreement does not, and the consummation of the Offer, the Merger and the other transactions contemplated hereby and compliance by each of Parent and Merger Sub with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party by which Parent, Merger Sub or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 5.3(b), any Law or any rule or regulation of NASDAQ applicable to Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties or assets may be bound, except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. (b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of the pre- merger notification report under the HSR Act, (ii) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings required under the rules and regulations of NASDAQ and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Section 5.4 Certain Information. The Offer Documents will not, at the respective times they are first filed with the SEC, amended or supplemented or first published, distributed or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Offer Documents based on information supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference therein. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Schedule 14D-9 will, at the time it is first published, distributed or disseminated to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the

44 circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Schedule 14D-9 based on information supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference therein. Section 5.5 Brokers. No broker, investment banker, financial advisor or other Person, other than Stifel, Nicolaus & Company Incorporated, the fees and expenses of which will be paid by or will be caused to be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub. Section 5.6 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent. Section 5.7 Financing. Parent has delivered to the Company a true and complete copy of an executed equity commitment letter (the “Equity Financing Commitment”), pursuant to which the parties thereto (other than Parent) have committed, subject to the terms and conditions thereof, to provide equity financing in an aggregate amount set forth therein (the “Equity Financing”). As of the date of this Agreement, the Equity Financing Commitment has not been amended, modified, or supplemented, and no such amendment, modification, or supplement is currently contemplated by Parent or, to the knowledge of Parent, any other parties thereto, and the commitment contained in the Equity Financing Commitment has not been withdrawn or rescinded in any respect. As of the date of this Agreement, the Equity Financing Commitment is in full force and effect and constitutes the legal, valid, binding, and enforceable obligation of Parent and, to the knowledge of Parent, the other parties thereto (except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There are no conditions precedent related to the funding of the full amount of the Equity Financing other than as set forth in or contemplated by the Equity Financing Commitment. As of the date hereof, no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a default) under the Equity Financing Commitment by Parent or, to the knowledge of Parent, any other parties to the Equity Financing Commitment. Subject to the terms and conditions of the Equity Financing Commitment and subject to the satisfaction of the conditions contained in Article VII and Exhibit A, assuming the accuracy of the Company’s representations and warranties set forth in Article IV and assuming compliance by the Company with the covenants set forth herein, the aggregate proceeds contemplated by the Equity Financing Commitment, together with other financial resources of Parent and Merger Sub including cash, cash equivalents, and marketable securities of Parent and Merger Sub on the Closing Date, will be sufficient for Parent and Merger Sub to consummate the Offer and Merger upon the terms contemplated by this Agreement and pay all related fees and expenses. Section 5.8 Ownership of Shares. Neither Parent, Merger Sub nor any of its Affiliates is, nor at any time in the past three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

45 Section 5.9 Limited Guaranty. Concurrently with the execution of this Agreement, the Guarantor has duly executed and delivered to the Company the Limited Guaranty, dated as of the date hereof, in favor of the Company, a true and complete copy of which has been made available by Parent to the Company. The Limited Guaranty is in full force and effect, and is a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), in each case, as of the date hereof. As of the date hereof, (a) there is no default under the Limited Guaranty by Guarantor and (b) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Guarantor. Section 5.10 Disclaimer of Reliance. Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub acknowledge and agree that none of the Company or any other Person has made or is making, and Parent and Merger Sub expressly disclaim reliance upon, any representations, warranties, or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered expressly pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent, Merger Sub, or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets, or prospects information that may have been made available to Parent, Merger Sub, or any of their respective Affiliates or Representatives (including in the Data Room, management presentations or in any other form in expectation of, or in connection with, the Offer, the Merger, or the other transactions contemplated by this Agreement). ARTICLE VI COVENANTS Section 6.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Letter, as consented to in writing in advance by Parent (which such consent shall not be unreasonably withheld, conditioned, or delayed), as otherwise specifically required or permitted by this Agreement, as required by applicable Law or as required in the Company’s good faith reasonable discretion after consultation with, and advance written notice to, Parent, advisable in connection with any COVID-19 Measures, the Company (x) shall, and shall cause each of its Subsidiaries to, carry on its business in the Ordinary Course of Business and (y) shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, preserve intact its business organization, preserve its assets, rights, and properties in good repair and condition, keep available the services of its current officers, employees, and consultants, and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors, and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (1) as set forth in Section 6.1 of the Company Disclosure Letter, (2) as consented to in writing in advance by Parent (which such consent shall not be unreasonably withheld,

46 conditioned, or delayed; provided, that, only with respect to matters described in clause (o) of this Section 6.1, Parent shall use commercially reasonable efforts to inform the Company of its determination whether to provide or withhold such consent within forty-eight (48) hours of receipt of written notice from the Company so requesting such consent), (3) as otherwise specifically required or permitted by this Agreement, (4) as required by applicable Law, or (5) or as required in the Company’s good faith reasonable discretion after consultation with, and advance written notice to, Parent, advisable in connection with any COVID-19 Measures, the Company shall not, and shall not permit any of its Subsidiaries to: (a) (i) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity interests, except for dividends by a directly or indirectly wholly owned Subsidiary of the Company to its parent, (ii) purchase, redeem, or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests (except in accordance with agreements evidencing Company Stock Awards or Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company Restricted Stock Awards), or (iii) split, combine, reclassify, or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests; (b) issue, deliver, sell, grant, pledge, or otherwise encumber or subject to any Lien any shares of its capital stock or other equity interests or any securities convertible into, exchangeable for, or exercisable for any such shares or other equity interests, or any rights, warrants, or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Shares upon the exercise of Company Stock Options outstanding on the Measurement Date in accordance with their terms as in effect on such date); (c) amend or otherwise change, or authorize or propose to amend or otherwise change its certificate of incorporation or by-laws (or similar organizational documents); (d) directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in, or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association, or other business organization or division thereof, (ii) any assets that are otherwise material to the Company and its Subsidiaries, other than inventory of a particular SKU in an amount less than $25,000 (in the aggregate), or (iii) inventory of a particular SKU in excess of $25,000 (in the aggregate); (e) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage, or otherwise encumber or subject to any Lien (other than a Permitted Lien), or otherwise dispose in whole or in part of any of its properties, assets, or rights or any interest therein with a value in excess of $25,000 (in the aggregate) except sales of inventory in the Ordinary Course of Business;

47 (f) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization (other than the Merger); (g) (i) incur, create, assume, or otherwise become liable for, or repay or prepay (except as otherwise required by its terms as in effect on the date of this Agreement), in each case, any Indebtedness, or amend, modify, or refinance any Indebtedness, or (ii) make any loans, advances, or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company; (h) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto in excess of $15,000 (in the aggregate) unless provided for in the capital expenditure budget set forth in Section 6.1(h) of the Company Disclosure Letter; (i) (i) pay, discharge, settle, or satisfy any claims, liabilities, or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $15,000, in the aggregate, other than the payment, discharge, or satisfaction in the Ordinary Course of Business as required by the underlying terms of a Contract as in effect on the date of this Agreement or of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date hereof (for amounts not in excess of such reserves), (ii) cancel any Indebtedness owed to the Company or any of its Subsidiaries or (iii) waive, release, grant, or transfer any right of material value; (j) (i) modify or amend in any material respect, terminate, cancel, or extend any Material Contract; provided that, for purposes of amplification and not limitation, any modification or amendment of any economic term (including, without limitation, any term related to pricing or volume commitments) or provision regarding duration, termination, indemnification or allocation of risk or liabilities among the parties thereto shall be deemed to be a modification or amendment in a material respect, or (ii) enter into any Contract that if in effect on the date hereof would be a Material Contract; (k) commence any Action (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle, or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than: (i) compromises, settlements or agreements in the Ordinary Course of Business (and for the avoidance of doubt which are not related to this Agreement or the transactions contemplated hereby) that involve only the payment of money damages not in excess of $15,000, in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, the Company or any Subsidiary thereof, or (ii) to enforce the Company’s rights under this Agreement or in connection with the transactions contemplated hereby against Parent, Merger Sub or the Guarantor; (l) change its financial accounting methods, principles, or practices, or revalue any of its material assets, except insofar as may have been required by GAAP or applicable Law; (m) settle or compromise any material liability for, or enter into any closing agreement in respect of, Taxes; file any amended material Tax Return or claim for material Tax

48 refund; revoke or modify any material Tax election; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes (excluding extensions as a result of ordinary course extensions of time to file Tax Returns); enter into any material Tax allocation agreement, Tax sharing agreement, or Tax indemnity agreement; or change any annual Tax accounting period; (n) change its fiscal year; (o) (i) increase the wages, salary or other compensation or benefits payable to any current or former director, officer, employee or independent contractor, (ii) grant or pay to any current or former director, officer, employee, or independent contractor any severance, retention, change in control, or termination pay, or modifications thereto or increases therein, (iii) grant or amend any equity or equity-based award (including in respect of stock options, stock appreciation rights, performance units, restricted stock, or other stock-based or stock-related awards or phantom equity awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder), (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding, or payment of any compensation or benefit under any Company Plan or other Contract, or (vi) adopt any new employee benefit or compensation plan or arrangement or amend or terminate any existing Company Plan, in each case other than as required by any Company Plan in effect as of the date hereof and previously disclosed to Parent or annual renewals of welfare benefit plans made in the Ordinary Course of Business that does not materially increase the cost of such Company Plan; (p) hire (i) employees at the executive level or higher or (ii) other than in the Ordinary Course of Business, any other employees; (q) terminate any employees of the Company or its Subsidiaries or otherwise cause any employees of the Company or its Subsidiaries to resign, in each case other than for cause or poor performance (documented in accordance with the Company’s past practices); (r) fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations, and activities of the Company and its Subsidiaries as currently in effect; (s) terminate, allow to lapse or expire, suspend, modify, or otherwise take any step to limit the effectiveness or validity of, or fail to maintain as valid and in full force and effect, any Permit; (t) renew or enter into any non-compete, exclusivity, non-solicitation, or similar agreement that would restrict or limit the operation of the Company or its Subsidiaries (other than any employee non-solicitation in the Ordinary Course of Business and which would not materially limit the business or operations of the Company and its Subsidiaries); (u) enter into any new line of business outside of its existing business; (v) enter into any new lease or amend the terms of any existing lease of real property;

49 (w) (i) sell, assign, or transfer all or any portion of the material Intellectual Property owned by the Company or any of its Subsidiaries, (ii) grant any licenses of Intellectual Property except for non-exclusive licenses granted in the Ordinary Course of Business, or (iii) abandon, permit to lapse, or cease to prosecute or maintain any of the Company Registered IP or any material Company Intellectual Property; (x) spend, pay, incur or accrue fees, costs or expenses in excess of $15,000 (in the aggregate) in respect of marketing; (y) spend, pay, incur or accrue fees, costs, or expenses in excess of $15,000 (in the aggregate) in respect of the implementation of any ERP system, resource, software or technology (whether as a capital expenditure or an operational expenditure); or (z) authorize any of, commit, resolve or agree to take any of, the foregoing actions, including, without limitation, entering into a letter of intent, memorandum of understanding, agreement in principle, or term sheet with respect to the same. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, in accordance with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective businesses, assets, and operations. Section 6.2 No Solicitation; Recommendation of the Merger. (a) The Company shall not, and shall cause its Subsidiaries not to, and shall instruct its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, “Representatives”) not to (and shall not authorize or knowingly permit any of its or their Representatives to), directly or indirectly, (i) solicit, initiate, endorse, or knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal, or (iii) resolve, agree or propose to do any of the foregoing. (b) The Company shall, and shall cause each of its Subsidiaries to, and shall instruct the Representatives of the Company and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and promptly (but in any event within twenty-four (24) hours of execution and delivery of this Agreement) terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal; provided, that if the Company or one of its Subsidiaries was party to a confidentiality agreement with any such Person with provisions regarding the return or destruction of confidential information, such return or

50 destruction of confidential information may be effected in accordance with the terms of the applicable confidentiality agreement, and (C) not terminate, waive, amend, release, or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal, and shall enforce the provisions of any such agreement, which shall include seeking any injunctive relief available to enforce such agreement (provided, that the Company shall be permitted to grant waivers of, and not enforce, any standstill or similar agreement, but solely to the extent that the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action (I) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board in compliance with this Section 6.2 and (II) would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law). (c) Notwithstanding the foregoing provisions of this Section 6.2, if at any time following the date of this Agreement and prior to the Acceptance Time, (1) the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, (2) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 6.2, (3) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (4) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to the Company than, those set forth in the Confidentiality Agreement (including any standstill agreement contained therein) (an “Acceptable Confidentiality Agreement”); provided, that (I) the Company shall provide Parent a non-redacted copy of each confidentiality agreement the Company has executed in accordance with this Section 6.2 (promptly after its execution), and (II) that any non-public information provided to any such Person shall have been previously provided to Parent or shall be provided to Parent prior to or promptly (but in any event, within twenty-four (24) hours) following the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal. The Company shall not, shall cause its Subsidiaries to not, and shall instruct its and their respective Representatives to not (and shall not authorize or knowingly permit any of its or their respective Representatives to) provide any commercially or competitively sensitive non-public information in connection with the actions permitted by this Section 6.2(c), except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company, which procedures shall be consistent in all material respects with the Company’s practices in dealing with the disclosures of such information to Parent or its Representatives. (d) Neither the Company Board nor any committee thereof shall: (i) (A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub) the Company Board Recommendation, (B) recommend or otherwise declare advisable the approval by the Company stockholders of any Acquisition Proposal, (C) resolve,

51 agree or publicly propose to take any such actions, or (D) make any public announcements with respect to such actions (each such action set forth in this Section 6.2(d)(i) being referred to herein as an “Adverse Recommendation Change”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract, except for an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”), in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal or resolve, agree or publicly propose to take any such actions. Notwithstanding the foregoing, at any time prior to the Acceptance Time, the Company Board may, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 6.2, (x) make an Adverse Recommendation Change in response to either (I) a Superior Proposal or (II) an Intervening Event, or (y) solely in response to a Superior Proposal received after the date hereof that was unsolicited and did not otherwise result from a breach of this Section 6.2, cause the Company to terminate this Agreement in accordance with Section 8.1(d)(ii) and concurrently enter into a binding and definitive (as opposed to a letter of intent, memorandum of understanding or agreement in principle) Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not make an Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement pursuant to Section 8.1(d)(ii) unless: (A) the Company notifies Parent in writing at least five (5) Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new three (3) Business Day period); and (B) if Parent makes a proposal during such five (5) (or three (3)) Business Day period to adjust the terms and conditions of this Agreement, the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided further, that the Company Board may not make an Adverse Recommendation Change in response to an Intervening Event unless:

52 (1) the Company provides Parent with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it; (2) the Company keeps Parent reasonably informed of developments with respect to such Intervening Event; (3) the Company notifies Parent in writing at least five (5) Business Days before making an Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifies the reasons therefor; and (4) if Parent makes a proposal during such five (5) Business Day period to adjust the terms and conditions of this Agreement, the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Law. During the five (5) (or three (3)) Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, the Company shall and shall cause the Company’s and its Subsidiaries’ financial and legal advisors to negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms (including the payment of the Company Termination Fee pursuant to Section 8.3(b), if applicable). (e) In addition to the obligations of the Company set forth in Section 6.2 above, the Company promptly (and in any event within twenty-four (24) hours of receipt) shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives (i) any indication by any Person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion, or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case together with a description of the material terms and conditions of and facts surrounding any such indication, inquiry, request, proposal, or offer, the identity of the Person making any such indication, inquiry, request, proposal, or offer, and a copy of any written proposal, offer, or draft agreement provided by such Person. The Company shall keep Parent reasonably informed (orally and in writing) in all material respects on a prompt basis of the status and details (including, within twenty-four (24) hours after the occurrence of any amendment, modification, or material development, discussion, or negotiation) of any such Acquisition Proposal, request, inquiry, proposal, or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning

53 an Acquisition Proposal pursuant to Section 6.2 and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. (f) The Company agrees that in the event any of its Subsidiaries or Representatives takes any action that, if taken by the Company, would constitute a breach of this Section 6.2, the Company shall be deemed to be in breach of this Section 6.2; provided, that, for the avoidance of doubt, in the event any of the Company’s Subsidiaries or Representatives takes any action that, if taken by the Company, would constitute a material breach of this Section 6.2, the Company shall be deemed to be in material breach of this Section 6.2. (g) The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 6.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement. (h) The Company shall not take any action to exempt any Person (other than Parent, Merger Sub, and their respective Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply or agree to do any of the foregoing, in each case, unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 8.1(d)(ii). (i) Nothing contained in Section 6.2 shall prohibit the Company or the Company Board from (i) making any disclosure to the holders of Shares if the Company Board determines in good faith that failure to make such disclosure would be inconsistent with the Company Board’s fiduciary duties under applicable Law (provided that each such disclosure shall be deemed to be an Adverse Recommendation Change unless such disclosure includes a public reaffirmation of the Company Board Recommendation in such communication), or (ii) taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 8.1(c)(ii)) unless the Company Board expressly reaffirms the Company Board Recommendation in such disclosure. (j) For purposes of this Agreement: (i) “Acquisition Proposal” means any inquiry, indication of interest, proposal, or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of related transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing, or similar transaction, or otherwise, of (A) assets or businesses of the Company and its Subsidiaries that generate fifteen percent (15)% or more of the consolidated net revenues or net income (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter) or that represent fifteen percent (15)% or more of the total consolidated assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole,

54 immediately prior to such transaction, or (B) fifteen percent (15)% or more of any class of capital stock, other equity securities, or voting power of the Company, any of its Subsidiaries, or any resulting parent company of the Company, in each case other than the Offer, the Merger, and the other transactions contemplated by this Agreement. (ii) “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all reasonably relevant legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal, is (A) more favorable to the stockholders of the Company from a financial point of view than the Offer, the Merger, and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal in accordance with this Section 6.2) and (B) reasonably likely of being completed on the terms proposed; provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “fifteen percent (15)%” shall be deemed to be references to “fifty percent (50)%”; and (iii) “Intervening Event” means a material event, circumstance, change, effect, development, or condition that relates to the Company and its Subsidiaries that was not known or reasonably foreseeable to the Company Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event , circumstance, change, effect, development, or condition, or any material consequence thereof, becomes known to the Company Board prior to the Acceptance Time that does not relate to (A) an Acquisition Proposal, (B) Parent or its Subsidiaries (including any Material Adverse Effect as it relates to Parent or its Subsidiaries) or any of their Affiliates, (C) any actions taken pursuant to this Agreement, (D) any changes in the price or trading volume of the Company Common Stock, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event), or (E) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates, or expectations of the Company’s revenue, earnings, or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event). Section 6.3 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub, and their respective Representatives reasonable access during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company or its Subsidiaries, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel, and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties, and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors); provided, however, that the foregoing shall not require the Company to disclose any information to the extent such disclosure would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would result in a loss of the attorney-client or other similar privilege to the Company or any of its Subsidiaries, or would contravene applicable Law; provided, further, that the Company shall promptly notify Parent in writing of each instance in which information is withheld pursuant to the preceding proviso and provide Parent with the

55 applicable reason for such withholding in writing and shall use commercially reasonable efforts to provide the requested information to Parent in a manner such that the circumstance otherwise preventing the disclosure of such information would no longer apply. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement between Raven Parent, Inc., an Affiliate of Parent, and the Company dated as of May 9, 2022 (the “Confidentiality Agreement”). No investigation pursuant to this Section 6.3 or information provided, made available, or delivered to Parent pursuant to this Section 6.3 shall affect any of the representations, warranties, covenants, rights, or remedies, or the conditions to the obligations of, the parties hereunder. Section 6.4 Regulatory Approvals; Consents. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger, and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all consents, permits, approvals, or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, in each case, to the extent material to the Company and its Subsidiaries or required to permit the parties to consummate the transactions contemplated hereby, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders, and authorizations from Governmental Entities, make all necessary notices, applications, petitions, registrations, declarations, and filings, and make all reasonable best efforts to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, including under the HSR Act with respect to the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, however, that neither the Company nor any of its Subsidiaries shall commit to the payment of any fee, penalty, or other consideration, or make any other concession, waiver, or amendment under any Contract in connection with obtaining any consent without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned, or delayed). Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Parent and the Company shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Offer, the Merger, and the other transactions contemplated hereby. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in

56 any meeting with any Governmental Entity in respect of any filing, investigation, or other inquiry in connection therewith. Parent and the Company shall each, subject to the terms and conditions of this Agreement, use its reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Parent and the Company, with respect to any threatened or pending preliminary or permanent injunction or other order or Law that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall use reasonable best efforts to prevent the entry, enactment, or promulgation thereof, as the case may be. Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of any of the transactions contemplated hereby relating to any such consent or approval. (b) Parent, Merger Sub, and the Company agree to make (and to cause their respective ultimate parent entities to make) any necessary filings under the HSR Act as soon as practicable and no later than ten (10) days after execution of this Agreement. Each of Parent and the Company shall furnish promptly to the FTC, the Antitrust Division, and any other requesting Governmental Entity any additional information requested by either of them pursuant to the HSR Act or any other antitrust or related Law in connection with such filings, including all documents or information requested under 16 C.F.R. § 803.20 or other rules under the HSR Act. To the extent permitted by Law, each of Parent and the Company shall consult in advance and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust Law. Parent and the Company shall cooperate fully with each other in connection with the making of all such filings or responses. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, each party hereto will permit authorized Representatives of the other parties to attend any meeting, communication, or conference with any Governmental Entity in connection with such proceedings under or relating to the HSR Act or any other antitrust Law. Without limiting the generality of the foregoing, each party shall promptly provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any nonpublic information provided to the other under this Section 6.4 as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the nonpublic information; provided, however, that each of the Company and Parent may redact any valuation and related information before sharing any information provided to any Governmental Entity with another party on an “outside counsel only” basis. Parent shall pay directly to the applicable Governmental Entity the applicable filing fee required in connection with the filings and other materials required under the HSR Act, or in connection with any other antitrust notifications. (c) Each of Parent and Merger Sub shall use its reasonable best efforts to take such steps which it is capable of taking to avoid or eliminate impediments under any antitrust Laws that may be asserted by the FTC, the Antitrust Division, or any other Governmental Entity with respect to the transactions contemplated hereby so as to enable the transactions contemplated hereby to occur as promptly as reasonably practicable following the date of this Agreement and,

57 in any event, prior to the Outside Date, including, but not limited to, taking steps to (i) agree or proffer to divest or hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of Parent or any of its Subsidiaries or, assuming the consummation of the Merger, the Surviving Corporation or any of its Subsidiaries, (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the Shares), (iii) enter into any agreement that in any way limits the ownership or operation of any business of Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries, or (iv) agree to obtain prior approval or other approval from a Governmental Entity, or submit a notification or otherwise notify the Governmental Entity, prior to consummating any future transaction (other than the transactions contemplated by this Agreement). (d) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 6.4 shall require or obligate any of Parent’s Affiliates, including any investment fund or investment vehicle affiliated with, or managed or advised by, Affiliates of Parent, or other investment of any Affiliate of Parent or any such investment fund or investment vehicles, other than the Guarantors, Parent and Merger Sub, to take any action or require any Person other than the Guarantors’ portfolio companies (as such term is commonly understood in the private equity industry), Parent, Merger Sub and Parent’s other Subsidiaries to take any of the actions in this Section 6.4. Section 6.5 Takeover Laws. The Company and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Offer, the Merger, or any of the other transactions contemplated hereby, and (b) if any Takeover Law is or becomes applicable to this Agreement, the Offer, the Merger, or any of the other transactions contemplated hereby, take all action necessary to ensure that the Offer, the Merger, and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Offer, the Merger, and the other transactions contemplated hereby. Section 6.6 Stockholder Litigation. The Company shall promptly notify Parent of any stockholder litigation commenced or, to the knowledge of the Company, threatened against the Company and/or its directors or executive officers relating to this Agreement, the Offer, the Merger, and/or the other transactions contemplated hereby and shall keep Parent promptly and reasonably informed regarding any such litigation (including by providing copies of all pleadings with respect thereto). The Company shall give Parent the opportunity to participate in the defense and settlement of any stockholder litigation against the Company and/or its officers or directors relating to any of the Offer, the Merger, or any of the other transactions contemplated by this Agreement and shall give due consideration to Parent’s views with respect thereto. The Company shall not enter into any settlement agreement in respect of any stockholder litigation against the Company and/or its directors or officers relating to the Offer, the Merger, or any of the other transactions contemplated hereby without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed). Section 6.7 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions

58 contemplated hereby, (b) any other notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby, or (d) (i) any inaccuracy of any representation or warranty of the Company contained herein at any time during the term hereof of which the Company obtains knowledge if such inaccuracy would reasonably be expected to cause any of the conditions set forth in clause (d)(iv)(B) of Exhibit A to fail to be satisfied at the Expiration Date; (ii) any failure of the Company to perform or comply with any of its obligations, covenants, or agreements under this Agreement of which the Company obtains knowledge if such failure would reasonably be expected to cause the condition set forth in clause (d)(iv)(A) of Exhibit A to fail to be satisfied at the Expiration Date; (iii) any inaccuracy of any representation or warranty of Parent or Merger Sub contained herein at any time during the term hereof of which Parent obtains knowledge if such inaccuracy would reasonably be expected to materially impede or delay Parent’s and Merger Sub’s ability to consummate the Offer and the Merger; and (iv) any failure of either Parent or Merger Sub to perform or comply with any of its obligations, covenants, or agreements under this Agreement to be performed by or complied with by it hereunder of which Parent obtains knowledge if such failure would reasonably be expected to materially impede or delay Parent’s and Merger Sub’s ability to consummate the Offer and the Merger; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights, or remedies, or the conditions to the obligations of, the parties hereunder. Section 6.8 Indemnification, Exculpation and Insurance. (a) Parent shall cause the Surviving Corporation and its Subsidiaries to: (i) indemnify (including the advancement of expenses) to the full extent of all rights thereto existing in favor of the current or former directors, managers, and officers of the Company and its Subsidiaries as provided in any indemnification agreement which has previously been made available to Parent or in the Company Charter or Company Bylaws or other organizational documents, in each case as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time for a period of six (6) years after the Effective Time with respect to any claims against such directors, managers, or officers arising out of such acts or omissions, except as otherwise required by applicable Law; and (ii) not amend, repeal, or otherwise modify such provisions in any respect that would adversely affect such rights during the period of six (6) years after the Effective Time, except as otherwise required by applicable Law. (b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, that Parent may (i) substitute therefor policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such Persons than the Company’s existing policies as of the date hereof, or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided further, that in no event shall Parent or the Company be required to pay annual premiums for insurance under this

59 Section 6.8(b) in excess of 300% of the amount of the annual premiums paid by the Company for fiscal year ended June 30, 2023 for such purpose (which fiscal year ended June 30, 2023 premiums are hereby represented and warranted by the Company to be as set forth in Section 6.8(b) of the Company Disclosure Letter), it being understood that Parent shall nevertheless be obligated to provide as much coverage as may be obtained for such 300% amount. (c) In the event that Parent, the Surviving Corporation, or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 6.8. (d) The provisions of this Section 6.8 shall survive the consummation of the Merger, are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs, and his or her legal representatives, and shall not be terminated or modified in such a manner as to adversely affect any of the foregoing indemnified parties without their consent. Section 6.9 Resignation of Directors and Officers. At the written request of Parent, the Company shall cause each director and officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time. Section 6.10 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Offer, the Merger, and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review, except as may be required by applicable Law, court process, or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Section 6.11 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, each party shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date. Section 6.12 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

60 Section 6.13 Forum Selection Bylaw. In connection with the approval of this Agreement by the Company Board, or as soon thereafter as practicable after the date of this Agreement, the Company Board shall adopt a forum selection bylaw substantially in the form set forth in Exhibit B. Section 6.14 Payoff of Company Debt. At or prior to the Acceptance Time, the Company shall, and shall cause each of its Subsidiaries to, obtain duly executed and delivered payoff letters (in each case, in a form reasonably acceptable to Parent) (each, a “Payoff Letter”) for any and all Indebtedness of the Company and its Subsidiaries set forth on Section 6.14 of the Company Disclosure Letter (the “Company Debt”), providing that any and all Liens and guaranties relating to such Company Debt will be released upon payment of the amount set forth in the applicable Payoff Letter. Section 6.15 Financing Cooperation. (a) Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Equity Financing on the terms and subject only to the conditions described in the Equity Financing Commitment, including by (i) maintaining in effect the Equity Financing Commitment, (ii) satisfying on a timely basis (or obtaining waivers of) all conditions applicable to Parent and Merger Sub in the Equity Financing Commitment and complying with its obligations thereunder, (iii) using reasonable best efforts to cause the Guarantors to comply with their respective obligations thereunder, and (iv) enforcing its rights under the Equity Financing Commitment in a prompt and diligent manner. (b) The Company shall, and shall cause its Subsidiaries and its and their Representatives to, provide, in each case at Parent’s sole cost and expense, all such assistance and cooperation as Parent and/or the Debt Financing Source Parties may reasonably request that is necessary or advisable in connection with obtaining the Debt Financing and the transactions contemplated by this Agreement, including (i) using reasonable best efforts to cooperate with the marketing efforts of Parent and the Debt Financing Source Parties and assisting in the preparation of a customary bank information memorandum (including the execution and delivery of customary representation letters in connection therewith) and materials for rating agencies, (ii) upon reasonable prior notice, making appropriate senior management of the Company, its Subsidiaries and its and their Representatives reasonably available for participation in customary syndication, presentations, lender or proposed financing source meetings and calls (including customary one- on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing), rating agency presentations and due diligence sessions (including accounting due diligence sessions) at times mutually agreed, (iii) using reasonable best efforts to assist Parent in connection with the preparation of pro forma financial information, financial statements, lender and investor presentations and business projections to the extent reasonably requested by the Debt Financing Sources and each other Person (including each agent, arranger, lender and other entity) that arranges, commits to provide or has otherwise entered into agreements in connection with the Debt Financing, including any commitment letters, joinder agreements or credit agreements relating thereto, together with each Affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other Person or Affiliate (collectively, the “Debt Financing Sources”), (iv) as

61 promptly as reasonably practicable, providing Parent and the Debt Financing Source Parties, all pertinent and customary (as compared to other transactions of this size and nature) information regarding the Company and its Subsidiaries as may reasonably be requested by the Debt Financing Source Parties or Parent in connection with the arrangement and funding contemplated by the Debt Financing, (v) executing and delivering as of (but not before) the Acceptance Time any pledge and security documents (including, without limitation, mortgages and deeds of trust and deliverables related thereto), other definitive financing documents or other certificates or other documents (but excluding legal opinions) as may be reasonably requested by Parent or required in connection with any Debt Financing, cooperating with Parent in connection with obtaining customary (i.e., local counsel) legal opinions and otherwise facilitating the pledging of collateral, including cooperation in connection with (A) obtaining and delivering title insurance, surveys, environmental reports and other customary deliverables in connection with mortgages and deeds of trust and (B) the pay-off of the Company Debt to the extent contemplated by this Agreement and the release of related liens and termination of security interests, including obtaining customary and otherwise mutually acceptable Payoff Letters, lien releases and instruments of discharge to be delivered at the Acceptance Time, (vi) using reasonable best efforts to assist Parent to obtain waivers, consents, estoppels and approvals from other parties to material licenses, leases, encumbrances and contracts relating to the Company and its Subsidiaries, (vii) taking all actions, subject to the occurrence of the Acceptance Time, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing and to permit the proceeds thereof, to be made available to consummate the transactions contemplated by this Agreement; and (viii) providing at least ten (10) Business Days prior to the Acceptance Time all documentation and other information about the Company as is required by applicable “know your customer”, beneficial ownership and anti- money laundering rules and regulations including the USA PATRIOT Act and the requirements of 31 C.F.R. §1010.230. (c) The Company (on behalf itself and its Subsidiaries) hereby consents to the reasonable use of the Company’s logo in connection with the Debt Financing in a manner that is customary for financing transactions of the type contemplated hereby; it being understood that such logos will not be used in a manner that is intended to or reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable, documented and invoiced out-of- pocket costs incurred by the Company or its Subsidiaries or their respective Representatives in connection with the cooperation contemplated by this Section 6.15 and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the Debt Financing, any action taken by them pursuant to this Section 6.15 and the provision of any information used in connection therewith (other than information provided by the Company or its Subsidiaries specifically in connection with its obligations pursuant to this Section 6.15), except to the extent such losses arise out of the gross negligence, bad faith, fraud or willful misconduct of the Company, its Subsidiaries or their respective Representatives. (d) In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Debt Financing) by Parent, Merger Sub or any of their respective Affiliates be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.

62 (e) All of the information regarding the Company or its Subsidiaries obtained by Parent and its Representatives pursuant to this Section 6.15 shall be kept confidential in accordance with, and shall otherwise be subject to, the Confidentiality Agreement; provided, that Parent shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Debt Financing. Section 6.16 Employment and Employee Benefits Matters. (a) Parent shall, and shall cause the Surviving Corporation and each of its other Subsidiaries to, maintain for each individual employed by the Company or any of its Subsidiaries at the Effective Time (each, a “Current Employee”) while they remain employed following the Effective Time or, if shorter, for a period of one year following the Effective Time (i) an annual rate of base salary or wages, as applicable, and a target annual cash incentive compensation opportunity not less favorable, in the aggregate, than that provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits that are substantially comparable in the aggregate as the employee benefits maintained for and provided to the Current Employee as of immediately prior to the Effective Time (excluding defined benefit pension, nonqualified deferred compensation, retiree or post-employment health and welfare, equity or equity-based, and change-in-control compensation or benefits) and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or one of its Subsidiaries to the Current Employee as of immediately prior to the Effective Time, to the extent set forth on Section 6.16(a)(iii) of the Company Disclosure Letter. (b) Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to cause service rendered by Current Employees to the Company and its Subsidiaries prior to the Effective Time to be taken into account for purposes of eligibility to participate, vesting and applicability of minimum waiting periods for participation under employee benefit plans of Parent and the Surviving Corporation and its Subsidiaries (excluding for benefit accrual purposes under any defined benefit plan), to the same extent as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided, that, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, or (ii) to any equity incentive, defined benefit pension, nonqualified deferred compensation, retiree or post- employment health and welfare benefit plans. Without limiting the generality of the foregoing, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts, to not subject Current Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to give such Current Employees credit under such employee benefit plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company Plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

63 (c) No provision of this Agreement (i) shall be construed to prohibit or restrict Parent or the Surviving Corporation or any of its Subsidiaries from amending or terminating any individual Company Plan or any other employee benefit plan, (ii) requires Parent or the Surviving Corporation or any of its Subsidiaries to keep any Person employed or in service for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Company Plan or other employee benefit plan or (iv) confers upon any Current Employee or any other Person any third-party beneficiary or similar rights or remedies. ARTICLE VII CONDITIONS PRECEDENT Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by applicable Law) waiver at or prior to the Effective Time of the following conditions: (a) HSR Act; Antitrust. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement, as well as any agreement not to close embodied in a “timing agreement” between the parties hereto and a Governmental Entity, shall have expired or been terminated. (b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary, or permanent injunction, or other judgment, order, or decree issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced, or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Merger. (c) Purchase of Shares in the Offer. Merger Sub shall have irrevocably accepted for payment all Shares validly tendered (and not withdrawn) pursuant to the Offer. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER Section 8.1 Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Acceptance Time (with any termination by Parent also being an effective termination by Merger Sub) only: (a) by mutual written consent of Parent and the Company; (b) by either Parent or the Company: (i) if: (A) the Acceptance Time shall not have occurred on or before the Outside Date; or (B) the Offer (as it may have been extended hereunder) shall have expired as a result of the non-satisfaction of one or more Offer Conditions in a circumstance where Merger Sub has no further obligation to extend the Offer under this Agreement without Merger Sub having purchased any Shares pursuant thereto; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the proximate or primary

64 cause of, or the proximate or primary factor that resulted in, the event specified in either of the foregoing clauses (A) or (B); or (ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule, or decree, or taken any other action which is then in effect, restraining, enjoining, or otherwise prohibiting the consummation of the Offer or the Merger, and such judgment, order, injunction, rule, decree, or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used the level of effort required by Section 6.4 to contest, appeal, and remove such judgment, order, injunction, rule, decree, ruling, or other action in accordance with Section 6.4; (c) by Parent, at any time prior to the Acceptance Time: (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants, or agreements set forth in this Agreement (other than with respect to a breach of Section 6.2 as to which Section 8.1(c)(ii)(E) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the scheduled Expiration Date (A) would result in the failure of an Offer Condition to be satisfied and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or (ii) if (A) an Adverse Recommendation Change shall have occurred, (B) the Company shall, within ten (10) Business Days of a tender or exchange offer relating to securities of the Company having been commenced (or, if earlier, by the close of business on the Business Day immediately preceding the scheduled date of the Acceptance Time), fail to publicly recommend against such tender or exchange offer (including in any Solicitation/Recommendation Statement on Schedule 14D-9 with respect to a tender or exchange offer subject to Regulation 14D under the Exchange Act), (C) the Company shall have failed to include the Company Board Recommendation in the Schedule 14D-9, (D) the Company shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders (or, if earlier, by the close of business on the Business Day immediately preceding the scheduled date of the Acceptance Time) upon a written request to do so by Parent, (E) the Company shall have breached or failed to perform in any material respect any of its obligations set forth in Section 6.2, or (F) the Company or the Company Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions; (d) by the Company, at any time prior to the Acceptance Time: (i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants, or agreements set forth in this Agreement, or if any

65 representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the scheduled Expiration Date (A) would result in a Parent Material Adverse Effect and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; (ii) in order to accept a Superior Proposal in accordance with Section 6.2(d); provided, that the Company shall have (A) simultaneously with such termination entered into the associated Alternative Acquisition Agreement, (B) otherwise complied with all provisions of Section 6.2(d), including the notice provisions thereof, and (C) paid any amounts required to be paid by the Company pursuant to Section 8.3(b); or (iii) if (A) all of the Offer Conditions (other than those Offer Conditions that by their nature are to be satisfied at the Acceptance Time, but subject to such Offer Conditions being able to be satisfied) have been satisfied or waived at the Expiration Date, (B) the Company has irrevocably confirmed by written notice to Parent and Merger Sub that the Company is ready, willing, and able to consummate the Offer, the Merger, and the other transactions contemplated by this Agreement, (C) Merger Sub fails to consummate (as defined in Section 251(h) of the DGCL) the Offer within three (3) Business Days following the later of (1) delivery of the written confirmation required by clause (B) and (2) the Expiration Date, and (D) at all times during such three (3) Business Day period, the Company stood ready, willing and able to consummate the Offer, the Merger and the other transactions contemplated hereby. The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other party (setting forth in reasonable detail the provision pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination). Section 8.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, or the Company, provided, that: (a) the Confidentiality Agreement (as amended hereby), the Limited Guaranty (only to the extent reflected therein) and the provisions of Section 4.30 (Brokers and Legal Advisors), Section 5.5 (Brokers), the penultimate sentence of Section 6.3 (Access to Information; Confidentiality), Section 6.10 (Public Announcements), Section 6.15(c) and Section 6.15(e) (Financing Cooperation), this Section 8.2, Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.5 (Entire Agreement), Section 9.6 (No Third Party Beneficiaries), Section 9.7 (Governing Law), Section 9.8 (Submission to Jurisdiction), Section 9.9 (Assignment; Successors), Section 9.10 (Specific Performance), Section 9.12 (Severability), Section 9.13 (Waiver of Jury Trial), Section 9.16 (No Presumption Against Drafting Party), and Section 9.17 (Non-Recourse) shall survive the termination hereof; (b) the Company or Parent may have liability as provided in Section 8.3;

66 (c) subject to the limitations set forth in this Section 8.2, Section 8.3 (Fees and Expenses), Section 9.10 (Specific Performance), and Section 9.17 (Non-Recourse), no such termination shall relieve any party from any liability or damages arising out of a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in, or constitute a breach (a “willful and material breach”) of any of its representations, warranties, covenants, or agreements set forth in this Agreement or intentional fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity; and (d) the Debt Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect stockholders hereunder or under any agreement evidencing any Debt Financing or otherwise relating to or arising out of the transactions contemplated by such agreements (including for any willful and material breach), provided that the foregoing shall not preclude any liability of the Debt Financing Sources to Parent or its Affiliates under the terms of the Debt Financing. Section 8.3 Fees and Expenses. (a) Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Offer, the Merger, and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated. (b) In the event that: (i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to the Company’s stockholders or is otherwise publicly disclosed prior to the termination of this Agreement, (B) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(c)(i), and (C) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement in respect of any Acquisition Proposal, or a transaction in respect of any Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to the termination hereof (provided, that for purposes of this clause (C), each reference to “fifteen percent (15)%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”); (ii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii); or (iii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii); then, in any such event, the Company shall pay to Parent a fee of $6,995,000 (the “Company Termination Fee”) less the amount of Parent Expenses previously paid to Parent (if any) pursuant to Section 8.3(c), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

67 (c) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.3(b)(i), then the Company shall reimburse Parent and its Affiliates for all of their reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of $5,000,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.3(c), (i) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.3(b) except to the extent indicated in Section 8.3(b) and (ii) shall not relieve the Company from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement or intentional fraud. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that in the event that the Company Termination Fee is paid by the Company in accordance with this Agreement, the Company Termination Fee, together with any Collection Costs payable by it under Section 8.3(f), shall be the sole and exclusive remedy for monetary damages (including consequential, indirect, or punitive damages) of Parent, Merger Sub, and their respective Non-Recourse Related Parties in respect of this Agreement or the transactions contemplated hereby (including in the case of any breach, whether or not willful and material, of any of its representations, warranties, covenants, or agreements set forth in this Agreement) against the Company, its Subsidiaries, and their respective Non-Recourse Related Parties, except in the case of intentional fraud. (d) Payment of the Company Termination Fee shall be made by wire transfer of same-day funds to the accounts designated by Parent (i) on the earliest of the execution of a definitive agreement with respect to, submission to the stockholders of, or consummation of any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Company Termination Fee payable pursuant to Section 8.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of termination by Parent pursuant to Section 8.1(c)(ii), or (iii) simultaneously with, and as a condition to the effectiveness of, termination, in the case of a termination by the Company pursuant to Section 8.1(d)(ii). Payment of the Parent Expenses shall be made by wire transfer of same-day funds to the accounts designated by Parent within two (2) Business Days after the Company’s having been notified of the amounts thereof by Parent. (e) The parties hereto further agree: (i) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii) then, in any such event, Parent shall pay to the Company a fee of $7,869,400 (the “Parent Termination Fee”). In the event that the Parent Termination Fee becomes payable pursuant to this Section 8.3(e)(i), the receipt by the Company of the Parent Termination Fee (and, if applicable, any Collection Costs required to be paid by Parent under Section 8.3(f) and, if applicable, any payments required to be paid by Parent under Section 6.15(c)) shall be deemed to be liquidated damages and the sole and exclusive remedy of the Company and any other Person against Parent, Merger Sub, the Guarantors and Parent’s, Merger Sub’s, and the Guarantor’s Non-Recourse Related Parties, and Parent, Merger Sub, and the Guarantor and none

68 of Parent’s, Merger Sub’s, and Guarantor’s Non-Recourse Related Parties shall have any other liability or obligation (other than to Parent) for any losses, claims, damages, or liabilities (collectively, “Losses” ), including consequential, indirect, or punitive damages, suffered or incurred by the Company or any other Person relating to or arising out of this Agreement (and the termination hereof), the Limited Guaranty, the Equity Financing Commitment, or the agreements evidencing any Debt Financing or the transactions contemplated hereby and thereby (and the abandonment thereof) or any matter forming the basis for such termination, including any breach of this Agreement (including in the case of any breach, whether or not willful and material, of any of Parent’s or Merger Sub’s representations, warranties, covenants, or agreements set forth in this Agreement), the Limited Guaranty, the Equity Financing Commitment, or the agreements evidencing any Debt Financing (including any fraud or willful and material breach), and neither the Company nor any other Person shall be entitled to bring or maintain any other Action against Parent, Merger Sub or any of Parent’s or Merger Sub’s Non-Recourse Related Parties arising out of this Agreement, the Limited Guaranty, the Equity Financing Commitment, or any agreements evidencing any Debt Financing, or any of the transactions contemplated hereby or thereby or any matters forming the basis for such termination, whether in equity or at law, in contract, in tort, or otherwise. (ii) Payment of the Parent Termination Fee shall be made by wire transfer of same-day funds to the accounts designated by the Company as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of termination by the Company pursuant to Section 8.1(d)(iii). (iii) Each of the parties hereto acknowledges and agrees that (A) the agreements contained in Section 8.3(e) are an integral part of this Agreement and the transactions contemplated hereby and (B) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement pursuant to Section 8.1(d)(iii), the right to such payment constitutes a reasonable estimate of the Losses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty). (iv) Notwithstanding anything to the contrary in this Agreement and without limitation to the Company’s right to specific performance in Section 9.10, the parties acknowledge and agree that, if the Closing does not occur, the maximum aggregate liability for monetary damages of Parent, Merger Sub, and any of Parent’s or Merger Sub’s Non-Recourse Related Parties under this Agreement, the Limited Guaranty, the Equity Financing Commitment or relating to the transactions contemplated hereby or thereby shall be limited to an amount equal to the Parent Termination Fee together with all Collection Costs, if any, payable by Parent under Section 8.3(f), and all payments, if any, required to be paid by Parent under Section 6.15(c) (the “Maximum Parent Liability Amount”), and in no event shall the Company or any other Person seek to recover therefrom any money damages (including consequential, indirect or punitive damages) in excess of the Maximum Parent Liability Amount, including, without limitation in the case of a willful and material breach or fraud (intentional or otherwise). So long as this Agreement shall not have been terminated, the Company shall be entitled to pursue both a grant of specific performance under Section 9.10(b) and the payment of the Parent Termination Fee under Section 8.3(e)(i), but under no circumstances shall the Company be permitted or entitled to receive both a

69 grant of specific performance under Section 9.10(b) and an award of money damages, including all or any portion of the Parent Termination Fee. (f) The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if a party fails promptly to pay any amounts required to be paid by such party pursuant to this Section 8.3, and, in order to obtain such payment, a party commences a suit that results in a final, non-appealable judgment against the non-paying party for the amounts set forth in this Section 8.3 required to be paid by the non-paying party, the non-paying party shall pay to such party (i) its out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with (ii) interest on the amounts due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (such amounts described in clauses (i) and (ii) of this sentence, “Collection Costs”). (g) Notwithstanding anything to the contrary in this Agreement, no Financing Source shall have any liability or obligation to the Company, any of its Affiliates, or any of its or their direct or indirect stockholders relating to or arising out of this Agreement, the Limited Guaranty, the Equity Financing Commitment, or any agreements evidencing any Debt Financing or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort, or otherwise, and neither the Company nor any of its Subsidiaries shall seek to, and the Company and its Subsidiaries shall cause its and their Affiliates and its and their direct and indirect stockholders not to seek to, recover any money damages (including consequential, special, indirect or punitive damages, or damages on account of a willful and material breach) or obtain any equitable relief from or with respect to any Financing Source. Nothing in this Agreement (including in this Section 8.3(g)), however, shall prohibit or limit any recourse against the Guarantor pursuant to the Limited Guaranty or the parties to the Equity Financing Commitment (solely to the extent of the Company’s third party beneficiary and specific performance rights therein, if applicable). Section 8.4 Amendment or Supplement. This Agreement may be amended, modified, or supplemented by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after Merger Sub has accepted for payment and paid for Shares pursuant to the Offer, no amendment may be made which decreases the Merger Consideration. This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything to the contrary herein, this Section 8.4, Section 6.15, Section 8.2(d), Section 8.3(e)(i), Section 8.3(g), Section 8.5, Section 9.6(c), Section 9.7, Section 9.8(b), Section 9.13 and Section 9.17(a) (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of this Section 8.4, Section 6.15, Section 8.2(d), Section 8.3(e)(i), Section 8.3(g), Section 8.5, Section 9.6(c), Section 9.7, Section 9.8(b), Section 9.13 and Section 9.17(a)) may not be amended, modified, waived, or terminated in a manner that impacts or is adverse in any respect to any Debt Financing Sources without prior written consent of each such Debt Financing Source.

70 Section 8.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties hereto may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. ARTICLE IX GENERAL PROVISIONS Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants, or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time. Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next- day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: (i) if to Parent, Merger Sub, or the Surviving Corporation, to: c/o Aurora Capital Partners Management VI L.P. 11611 San Vicente Boulevard, Suite 800 Los Angeles, CA 90049 Attention: Robert K. West E-mail: rkwest@auroracap.com

71 with a copy (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, CA 90067 Attention: Ari B. Lanin; Daniela Stolman E-mail: ALanin@gibsondunn.com; DStolman@gibsondunn.com (ii) if to Company, to: Sharps Compliance Corp. 9220 Kirby Drive, Suite 500 Houston, Texas 77054 Attention: W. Patrick Mulloy _____ E-mail: pmulloy@sharpsinc.com with a copy (which shall not constitute notice) to: Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 Attention: Brandon Byrne E-mail: brandon.byrne@nortonrosefulbright.com Section 9.3 Certain Definitions. For purposes of this Agreement: (a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; (b) “Business Day” has the meaning given to such term in Rule 14d-1(g) under the Exchange Act; (c) “Company IT Systems” means the IT Systems owned or used by the Company or a Subsidiary of the Company; (d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; (e) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associated epidemics, pandemics, or disease outbreaks; (f) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” furlough, workforce reduction, social distancing, shut down, closure, sequester, return to work, or any other Law, order, directive, guideline or recommendation by any applicable industry

72 group or Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19; (g) “COVID-19 Relief Benefit” means any note, bond, debenture, or other debt security, or any deferral of Taxes or social security payments (to the extent quantified at the Acceptance Time and included in the definition of Indebtedness), issued or granted by any Person (including any Governmental Entity) to the Company or any of its Subsidiaries pursuant to any economic relief program or applicable law enacted as a result of the COVID-19 pandemic anywhere in the world, including the Paycheck Protection Program administered by the U.S. Small Business Administration and the CARES Act; (h) “Data Security Requirements” means collectively, all of the following to the extent relating to the treatment of data or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries, to the conduct of Company’s business, or to any of the Company IT Systems or any data used or held for use in the Company’s business: (i) the Company’s own rules, policies, and procedures; (ii) all applicable Laws concerning the privacy or security of Personal Information, and all regulations promulgated thereunder, including the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, state social security number protection Laws, state data breach notification Laws, state consumer protection Laws; (iii) industry standards applicable to the industry in which the Company’s business operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Company or any of its Subsidiaries has entered or by which it is otherwise bound; (i) “Debt Financing” means the commitment of the lenders to lend to Parent the amounts set forth therein solely for the purpose of funding the transactions contemplated hereby; (j) “Debt Financing Source Parties” means, collectively, the Debt Financing Sources, their Affiliates, and such Persons’ and their Affiliates’ respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, representatives, and agents, and the respective successors and assigns of each of the foregoing; (k) “Financing Sources”” means the entities that have committed to provide or to cause to provide, or otherwise entered into agreements in connection with, the Equity Financing or the Debt Financing, including the parties to the Equity Financing Commitment, and any commitments to purchase the Debt Financing or any part thereof from such entities, and to any joinder agreements, credit agreements, purchase agreements or indentures (including the definitive agreements executed in connection with the Debt Financing) relating thereto; however, for the avoidance of doubt, “Financing Sources” shall not include Parent or Merger Sub;

73 (l) “Indebtedness” means, as of any time, without duplication and with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including, without limitation, any fees, expense, breakage fees, or similar prepayment premiums or prepayment or redemption premiums, make-whole payments, or other yield protection payments), in each case, arising under (i) all obligations for borrowed money or indebtedness issued in substitution or exchange for borrowed money , (ii) all obligations evidenced by bonds, debentures, notes, or similar instruments, (iii) any obligations under leases that are required to be capitalized under GAAP (without giving effect to FASB Accounting Standards Update No. 2016-02, Leases, ASC Topic 842), (iv) all obligations of such Person under installment sale contracts, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the obligations of others, (vi) all obligations under conditional sale or other title retention agreements (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (vii) all obligations under interest rate swap, currency swap, forward sales, futures, options, other interest rate or currency exchange and other similar hedging arrangements (including interest rate hedging or protection agreements) (in each case, measured at the terminal value thereof), (viii) all outstanding reimbursement obligations in respect of drawn letters of credit, performance bonds, surety bonds, bankers’ acceptances, or similar instruments, (ix) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (x) liabilities for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise, including any earnouts or similar obligations related to past acquisitions, (xi) COVID-19 Relief Benefits that have not been forgiven as of the Acceptance Time, and (xii) obligations of the type referred to in clauses (i) through (xi) above of any Person (other than such Person) the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety, or otherwise, including any guarantee of such obligations; (m) “Intellectual Property” means any and all intellectual property rights arising from or associated with any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), trade dress, social media handles and accounts, domain names and other Internet addresses or identifiers and similar rights, and all other indicia of origin or source, applications (including intent to use applications) to register any of the foregoing and all goodwill associated with any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) works of authorship, copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) trade secrets, know-how, inventions, methods, processes, technical data, specifications, research and development information, technology, road maps, customer lists and any other information (collectively, “Trade Secrets”); and (v) moral rights, rights of publicity, data base rights, any other proprietary, intellectual or industrial property rights of any kind or nature; (n) “International Trade Laws” means all applicable economic sanctions, export controls, import and customs requirements, and anti-boycott regulations, including, without limitation, those administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of Homeland Security, and the U.S. Department of State, or other applicable financial and economic

74 sanctions, export control, or customs laws and regulations of any jurisdiction in which the Company or any of its Subsidiaries is incorporated, formed, or does business; (o) “IT Systems” means computer hardware, servers, networks, platforms, firmware, applications, databases, peripherals, data communication lines, and other information technology equipment and related systems, including any outsourced systems and processes and Internet websites and related content; (p) “knowledge” of any party means the actual knowledge of any executive officer of such party or other officer having primary responsibility for the relevant matter and such knowledge as would be imputed thereto upon reasonable inquiry by such Person (including by making a reasonable inquiry of such Person’s direct reports); (q) “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any Governmental Entity; (r) “Personal Information” means: (i) any information with respect to which there is a reasonable basis to believe that the information can be used to identify an individual (including name, address, telephone number, electronic mail address, social security number, bank account number, credit card number or demographic information); (ii) Social Security numbers; or (iii) any information that is regulated or protected by one or more privacy or data security Laws (including sensitive personal information, any special categories of personal information regulated thereunder or covered thereby and HIPAA); (s) “Sanctioned Country” means any country or region that is or was in the last five (5) years the subject or target of comprehensive sanctions or an economic embargo under International Trade Laws (including at present Cuba, Iran, North Korea, Syria, the Crimea region, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine); (t) “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under International Trade Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to the OFAC Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, or other relevant OFAC list; the Denied Persons, Unverified, or Entity Lists, maintained by the U.S. Department of Commerce; the Debarred List or non-proliferation sanctions lists maintained by the U.S. Department of State; the EU Consolidated List of Financial Sanctions Targets, maintained by the European Union; the UK Sanctions List maintained by HM Treasury; or the UN Consolidated List, maintained by the UN Security Council; (ii) any Person located, organized or resident in a Sanctioned Country; or (iii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i) or (ii) so as to subject the Person to sanctions; (u) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

75 (v) “Tax Return” means any return, declaration, report, certificate, election, claim for refund, information return, statement and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof; and (w) “Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add- on minimum, customs duties, estimated and other taxes and other governmental fees, assessments, charges or levies that are in the nature of a tax (whether imposed directly or through withholding), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person. Section 9.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. The Company shall be deemed to have disclosed or made available materials or documents referenced in this Agreement or the Company Disclosure Letter if the same has been made available or otherwise accessible to Parent by means of (a) the “Project Sparta” virtual data room hosted by FirmRoom on behalf of the Company in connection with the transactions contemplated by this Agreement (the “Data Room”), (b) the SEC’s EDGAR database, or (c) email to Parent or its Representatives, in each case by 5:00 p.m. Houston, Texas time on July 11, 2022. Section 9.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Limited Guaranty, the Support Agreement, the Equity Financing Commitment, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and

76 contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Section 9.6 No Third Party Beneficiaries. (a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement, except (i) as provided in Section 6.8, Section 8.3(e)(i), Section 8.3(e)(iv), and Section 9.17(b), (ii) following the Acceptance Time, the rights of holders of Shares to receive the Offer Price for the Shares validly tendered and accepted for payment in the Offer, and (iii) if the Effective Time occurs, the rights of holders of Shares to receive the Merger Consideration to which they are entitled in accordance with Section 3.1(a) and the rights of holders of Company Stock Awards to receive such amounts as provided pursuant to Section 3.2. (b) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. (c) Notwithstanding anything to the contrary herein, this Section 9.6(c), Section 6.15, Section 8.2(d), Section 8.3(e)(i), Section 8.3(g), Section 8.4, Section 8.5, Section 9.7, Section 9.8(b), Section 9.9, Section 9.13 and Section 9.17(a) are for the benefit of, and shall be enforceable by, the Debt Financing Sources, who shall be express third-party beneficiaries of such Sections. Section 9.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding the foregoing, each of the Company, its Affiliates, and their and their respective Affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives (collectively, the “Company Related Parties”) and the other parties hereto agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any Debt Financing Sources in any way relating to the Debt Financing, shall be governed by, and construed in accordance with, and enforced under the laws of the State of New York without giving regard to conflicts or choice of law principles that would result in the application of any law other than the law of the State of New York. Section 9.8 Submission to Jurisdiction. (a) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other

77 party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. (b) Notwithstanding anything herein to the contrary, each of the Company Related Parties and each of the other parties hereto (i) agrees that it will not bring or support any action, cause of action, claim, crossclaim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.2 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, the parties hereto agree that the state or federal courts located in New York County, State of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes against any Debt Financing Sources pertaining to the Debt Financing, any other transaction relating thereto, and any investigation, litigation, or proceeding in connection with, related to or arising out of any such matters; provided, that the parties hereto acknowledge that any appeal from those courts may have to be heard by a court located outside of such jurisdiction. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit

78 commenced in any such court, and hereby waive any objection, which each of the parties may have based upon lack of personal jurisdiction, improper venue or inconvenient forum. Section 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned, or delayed), and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Section 9.10 Specific Performance. (a) The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 8.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance, and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief. (b) Notwithstanding anything to the contrary in Section 9.10(a), but subject to Section 8.3(e), it is acknowledged and agreed that the Company shall only be entitled to specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with the terms of the Equity Financing Commitment and to cause the consummation of the Offer and the Merger, as applicable, to occur, only in the event that each of the following conditions have been satisfied: (i) with respect to the consummation of the Offer (including the payment of the Offer Price and drawing down the Equity Financing related thereto), all of the Offer Conditions (other than those Offer Conditions that by their nature are to be satisfied at the Acceptance Time, but subject to such Offer Conditions being able to be satisfied) have been satisfied or waived at the Expiration Date, and Merger Sub fails to consummate the Offer pursuant to and in accordance with Section 1.1(c), (ii) with respect to the consummation of the Merger (including the payment of the Merger Consideration and drawing down the Equity Financing related thereto) all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the such conditions being able to be satisfied at the Closing), and Merger Sub fails to complete the Closing pursuant to and in accordance with Section 2.2, (iii) the Company has irrevocably confirmed by written notice to Parent and Merger Sub that (A) the Company is ready, willing, and able to consummate the Offer, the Merger, and the other transactions contemplated hereby and to take such actions required of it by this Agreement to cause the consummation of the Offer, the Merger, and the other transactions contemplated by this Agreement to occur, and (B) if specific performance is granted and the Equity Financing is funded, the Offer and the Closing will occur, (iv) Parent and Merger Sub fail to

79 consummate the Offer or Merger, as applicable, within three (3) Business Days following the later of (1) delivery of the written confirmation required by clause (iii) above and (2) in the case of the Offer, the Expiration Date, and in the case of the Merger, the date by which the Closing was required to occur pursuant to Section 2.2, and (v) at all times during such three (3) Business Day period, the Company stood ready, willing and able to consummate the Offer, the Merger and the other transactions contemplated hereby. Section 9.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement. Section 9.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 9.13 Waiver of Jury Trial. EACH OF THE COMPANY RELATED PARTIES AND EACH OF THE OTHER PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING ANY OF THE DEBT FINANCING SOURCE PARTIES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Section 9.15 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes. Section 9.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. Section 9.17 Non-Recourse. (a) Notwithstanding anything to the contrary contained in this Agreement, no Company Related Party nor any other party hereto shall have any rights or claims against any Debt Financing Source, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in

80 connection herewith or therewith, including (other than with respect to Parent) any dispute arising out of or relating in any way to the Debt Financing, whether at law or equity, in contract, in tort or otherwise. No Debt Financing Source shall be liable for any punitive, exemplary, consequential (including loss of profits) or indirect damages. (b) This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Each party agrees, on behalf of itself and its Affiliates and Non-Recourse Related Parties, that, except to the extent a named party in this Agreement and except to the extent provided in and subject to the terms of the Confidentiality Agreement, Equity Financing Commitment, or the Limited Guaranty, (i) neither it nor any of its Affiliates will bring or support any action, cause of action, claim, cross-claim, or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort, or otherwise, against any Non-Recourse Related Party, in any way relating to this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Equity Financing Commitment or the definitive agreements executed in connection therewith or the performance thereof and (ii) no Non-Recourse Related Party shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party or its Affiliates or their respective directors, officers, employees, agents, partners, managers or equity holders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith. For purposes of this Agreement, “Non-Recourse Related Parties” means with respect to Parent, Merger Sub, or the Guarantor, on the one hand, or the Company, on the other hand, as applicable, their respective former, current and future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or permitted assignees and any and all former, current and future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or permitted assignees of any of the foregoing, and any and all former, current and future heirs, executors, administrators, trustees, successors or permitted assigns of any of the foregoing. For the avoidance of doubt, Parent, Merger Sub, Guarantor, and the Company shall not be Non- Recourse Related Parties. [The remainder of this page is intentionally left blank.]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. RAVEN BUYER, INC. By: /s/Angela Klappa Name: Angela Klappa Title: Chief Executive Officer and President RAVEN HOUSTON MERGER SUB, INC. By: /s/Angela Klappa Name: Angela Klappa Title: Chief Executive Officer and President SHARPS COMPLIANCE CORP. By: /s/Pat Mulloy Name: Pat Mulloy Title: Chief Executive Officer and President

EXHIBIT A Exhibit A 1 CONDITIONS TO THE OFFER Notwithstanding any other term of the Offer, in addition to (and not in limitation of) Merger Sub’s right to extend or amend the Offer pursuant to the terms of the Merger Agreement (as defined below), Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer, if: (a) prior to the Expiration Date, there shall not have been validly tendered (not counting as validly tendered any Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) and not withdrawn a number of Shares that, together with the Shares, if any, then owned by Parent or any of its Subsidiaries, would represent at least one Share more than fifty percent (50%) of the number of Shares that are then issued and outstanding as of the Expiration Date on a fully diluted basis (which means, as of any time, the number of Shares outstanding, together with all Shares that the Company would be required to issue pursuant to the conversion or exercise of all options, rights and securities convertible into or exercisable for Shares or otherwise, including after giving effect to Section 3.2(a), and regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) (the “Minimum Condition”); (b) prior to the Expiration Date, the applicable waiting period under the HSR Act in respect of the transactions contemplated by this Agreement shall not have expired or been terminated; (c) Parent shall have not received: (i) at least three (3) Business Days prior to the Acceptance Time, the Payoff Letters for any and all the Company Debt; (ii) evidence, to the satisfaction of Parent that: (A) the Company and each Subsidiary has paid or will pay at the Acceptance Time any and all such Company Debt in accordance with the applicable Payoff Letter; and (B) any and all Liens and guaranties relating to such Company Debt have been released or will be released upon payment of the amount set forth in the applicable Payoff Letter; (iii) any UCC-3 necessary to terminate a UCC-1 Financing Statement with respect to any such Lien will have been filed or will be filed upon payment of the amount set forth in the applicable Payoff Letter; and (iv) any other documents (in each case, in a form reasonably acceptable to Parent) relating to the release of mortgages, liens, pledges, charges, rights of first refusal, Liens or other security interests relating to Company Debt; or (d) any of the following conditions shall exist or shall have occurred and be continuing at the Expiration Date: (i) there shall be pending or threatened any Action by any Governmental Entity that seeks, directly or indirectly, to challenge or make illegal or otherwise prohibit or materially delay the consummation of the Offer or the Merger, or to make materially more costly the making of the Offer, or to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole;

Exhibit A 2 (ii) there shall have been any Law enacted, entered, promulgated, enforced, or deemed applicable by any Governmental Entity of competent jurisdiction that is then in effect, whether temporary, preliminary, or permanent, that would, or would reasonably be expected to, make illegal, restrain, or prohibit the consummation of the Offer or the Merger; (iii) since the date of the Merger Agreement, there shall have occurred any event, change, circumstance, occurrence, effect, or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (iv) (A) the Company shall have failed to perform or comply in all material respects with any of its obligations, covenants, or agreements under the Merger Agreement and such failure shall not have been cured by the Expiration Date; (B) the representations and warranties of the Company set forth in (1) Article IV (other than those contained in Section 4.1(a)(i)–(ii), Section 4.2(a), Section 4.4, Section 4.5(a)(i), the last sentence of Section 4.6(a), Section 4.8, Section 4.9(a)(ii), Section 4.20, Section 4.21, Section 4.22, Section 4.30, and Section 4.31) shall not be true and correct in all respects, without regard to any “materiality” or “ Material Adverse Effect” qualifications contained in them, at and as of the date of the Merger Agreement and as of and as though made on the Expiration Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failures to be true and correct do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (2) Section 4.9(a)(ii) or Section 4.21 shall not be true and correct in all respects at and as of the date of the Merger Agreement and as of and as though made on the Expiration Date, (3) Section 4.1(a)(i)–(ii), Section 4.4, Section 4.5(a)(i), the last sentence of Section 4.6(a), Section 4.8, Section 4.20, Section 4.22, Section 4.30, or Section 4.31 shall not be true and correct in all material respects at and as of the date of the Merger Agreement and as of and as though made on the Expiration Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); and (4) Section 4.2(a) shall not be true and correct in all but de minimis respects, other than as resulting from exercises of existing outstanding Company Stock Options set forth in the Company Disclosure Letter or as resulting from grants of Company Stock Awards in compliance with Section 6.1 on or after the date of this Agreement, at and as of the date of the Merger Agreement and as of and as though made at and as of the Expiration Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); provided, further, that for purposes of determining the truth and correctness of such representations and warranties, (x) any update or modification of the Company Disclosure Letter purported to have been made after the date of the Merger Agreement shall be disregarded and (y) the truth and correctness of those representations and warranties that address matters only as of a specific date shall be measured only as of such date, or

Exhibit A 3 (C) Parent and Merger Sub shall not have received a certificate of an executive officer of the Company, dated as of the scheduled Expiration Date, to the effect set forth in the foregoing clauses (A) and (B); or (v) the Merger Agreement shall have been validly terminated in accordance with its terms. The foregoing conditions are for the sole benefit of Merger Sub and Parent and, subject to the terms of the Merger Agreement and applicable Law, may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to such condition, in whole or in part at any applicable time or from time to time in their sole discretion. The foregoing conditions shall be in addition to, and not a limitation of, the right of Parent and Merger Sub to extend, terminate, or modify the Offer pursuant to the terms and conditions of the Merger Agreement. All conditions (except for the Minimum Condition) may be waived by Parent or Merger Sub in their sole discretion in whole or in part at any applicable time or from time to time, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. The failure of Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Capitalized terms used in this Exhibit A and not otherwise defined shall have the respective meanings assigned thereto in the Merger Agreement to which this Exhibit A is attached (the “Merger Agreement”). References to Articles or Sections in this Exhibit A refer to Articles or Sections of the Merger Agreement unless otherwise indicated.

EXHIBIT B Exhibit B 1 FORUM SELECTION BYLAW See attached.